                                                                 EXHIBIT 4(c)(3)



===============================================================================



                                [OWNED AIRCRAFT]
                                 TRUST INDENTURE
                             AND SECURITY AGREEMENT
                      DATED AS OF _________________, 199__

                                     BETWEEN

                              ALASKA AIRLINES, INC.

                                       AND



          ___________________________________________________________,
                              AS INDENTURE TRUSTEE


===============================================================================

Reconciliation and tie between the Trust Indenture and Security Agreement, dated as of February 1, 1992, and the Trust Indenture Act of 1939. This reconciliation section does not constitute part of the Trust Indenture and Security Agreement.



                                                TRUST INDENTURE
                TRUST INDENTURE ACT              AND SECURITY
                  OF 1939 SECTION              AGREEMENT SECTION
          ------------------------------       -----------------

     310 (a)(1). . . . . . . . . . . . . . .       9.10(a)
         (a)(2). . . . . . . . . . . . . . .       9.10(a)
     312 (a) . . . . . . . . . . . . . . . .       2.06(a)
         (c) . . . . . . . . . . . . . . . .      13.03
     313 (a) . . . . . . . . . . . . . . . .       9.06
     314 (a) . . . . . . . . . . . . . . . .       7.02(a)-(d)
         (b) . . . . . . . . . . . . . . . .       7.02(e)
         (c)(1). . . . . . . . . . . . . . .      13.04
         (c)(2). . . . . . . . . . . . . . .      13.04
         (d)(1). . . . . . . . . . . . . . .       5.01(c)
         . . . . . . . . . . . . . . . . . .       9.04(b)
         (d)(2). . . . . . . . . . . . . . .       9.04(b)
         (d)(3). . . . . . . . . . . . . . .       5.01(c)
         (e) . . . . . . . . . . . . . . . .      13.05
     315 (b) . . . . . . . . . . . . . . . .       9.05
         (e) . . . . . . . . . . . . . . . .       8.10
     316 (a) (last sentence) . . . . . . . .       1.01(b)
         (a)(1)(A) . . . . . . . . . . . . .       8.06
         (a)(1)(B) . . . . . . . . . . . . .       8.05
         (b) . . . . . . . . . . . . . . . .       8.08
         (c) . . . . . . . . . . . . . . . .      13.11(c)
     317 (a)(1). . . . . . . . . . . . . . .       8.03(f)
         (a)(2). . . . . . . . . . . . . . .       8.09
         (b) . . . . . . . . . . . . . . . .       2.09(c)
     318 (a) . . . . . . . . . . . . . . . .      13.01

                                    CONTENTS
Trust Indenture Actof 1939 Section . . . . . . . . . . . . . . . . . .    1
Trust Indenture and Security Agreement Section . . . . . . . . . . . .    1

ARTICLE 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.01  Definitions . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 2  THE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . .   11
     Section 2.01  Amount Unlimited; Issuable in Series. . . . . . . .   11
     Section 2.02  Execution, Authentication, Delivery and Dating. . .   13
     Section 2.03  Temporary Certificates. . . . . . . . . . . . . . .   14
     Section 2.04  Registrar and Paying Agent. . . . . . . . . . . . .   14
     Section 2.05  Transfer and Exchange . . . . . . . . . . . . . . .   14
     Section 2.06  Holder Lists:  Ownership of Certificates. . . . . .   15
     Section 2.07  Mutilated, Destroyed, Lost or Stolen Certificates .   16
     Section 2.08  Cancellation. . . . . . . . . . . . . . . . . . . .   16
     Section 2.09  Payment on Certificates:  Defaulted Amounts . . . .   16

ARTICLE 3  RECEIPT, DISTRIBUTION AND APPLICATION OF FUNDS IN
     INDENTURE ESTATE. . . . . . . . . . . . . . . . . . . . . . . . .   18
     Section 3.01  Application of Proceeds of Initial Issuance
         of Certificates . . . . . . . . . . . . . . . . . . . . . . .   18
     Section 3.02  Payment in Case of Redemption of Certificates . . .   23
     Section 3.03  Application of Payments When No Indenture
         Event of Default Is Continuing. . . . . . . . . . . . . . . .   23
     Section 3.04  Application of Certain Payments in Case of
         Requisition or Event of Loss. . . . . . . . . . . . . . . . .   23
     Section 3.05  Payments During Continuance of Indenture
         Event of Default. . . . . . . . . . . . . . . . . . . . . . .   24

     Section 3.06  Payments for Which No Application Is Otherwise
         Provided. . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Section 3.07  Credit in Respect of Certificates Surrendered
         for Cancellation. . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE 4  COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . .   26
     Section 4.01  Registration, Maintenance and Operation of
         Aircraft; Possession and Leases; Insignia . . . . . . . . . .   26
     Section 4.02  Replacement and Pooling of Parts; Alterations,
          Modifications and Additions. . . . . . . . . . . . . . . . .   31
     Section 4.03  Insurance . . . . . . . . . . . . . . . . . . . . .   33
     Section 4.04  Loss, Destruction, Requisition, Etc.. . . . . . . .   38
     Section 4.05  Inspection. . . . . . . . . . . . . . . . . . . . .   42
     Section 4.06  Liens . . . . . . . . . . . . . . . . . . . . . . .   43
     Section 4.07  Certified Air Carrier . . . . . . . . . . . . . . .   43

ARTICLE 5  DISPOSITION, SUBSTITUTION AND RELEASE OF PROPERTY INCLUDED
     IN INDENTURE ESTATE . . . . . . . . . . . . . . . . . . . . . . .   43
     Section 5.01  Disposition, Substitution and Release of Property
     Included in Indenture Estate. . . . . . . . . . . . . . . . . . .   43

ARTICLE 6  REDEMPTION OF CERTIFICATES. . . . . . . . . . . . . . . . .   45
     Section 6.01  Redemption of Certificates in the Event of
         Nondelivery of Aircraft of Upon Event of Loss . . . . . . . .   45
     Section 6.02  Notice of Redemption to Holders . . . . . . . . . .   45
     Section 6.03  Deposit of Redemption Price . . . . . . . . . . . .   46
     Section 6.04  Certificates Payable on Redemption Date . . . . . .   46

ARTICLE 7  CERTAIN COVENANTS . . . . . . . . . . . . . . . . . . . . .   46
     Section 7.01  Repayment of Monies for Certificate Payments
         Held by Indenture Trustee . . . . . . . . . . . . . . . . . .   46
     Section 7.02  Reports by the Company. . . . . . . . . . . . . . .   47

     Section 7.03  Consolidation, Merger, Etc. . . . . . . . . . . . .   48
     Section 7.04  Change in Registration. . . . . . . . . . . . . . .   49

ARTICLE 8  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . .   50
     Section 8.01  Indenture Events of Default . . . . . . . . . . . .   50
     Section 8.02  Acceleration; Rescission and Annulment. . . . . . .   51
     Section 8.03  Other Remedies Available to Indenture Trustee . . .   52
     Section 8.04  Waiver of the Company . . . . . . . . . . . . . . .   56
     Section 8.05  Waiver of Existing Defaults . . . . . . . . . . . .   56
     Section 8.06  Control by Majority . . . . . . . . . . . . . . . .   57
     Section 8.07  Limitation on Suits by Holders. . . . . . . . . . .   57
     Section 8.08  Rights of Holders to Receive Payment. . . . . . . .   57
     Section 8.09  Indenture Trustee May File Proofs of Claim. . . . .   58
     Section 8.10  Undertaking for Costs . . . . . . . . . . . . . . .   58

ARTICLE 9 INDENTURE TRUSTEE. . . . . . . . . . . . . . . . . . . . . .   58
     Section 9.01  Duties of Indenture Trustee . . . . . . . . . . . .   58
     Section 9.02  Rights of Indenture Trustee . . . . . . . . . . . .   59
     Section 9.03  Individual Rights of Indenture Trustee. . . . . . .   59
     Section 9.04  Funds May Be Held by Indenture Trustee or
         Paying Agent; Investments . . . . . . . . . . . . . . . . . .   60
     Section 9.05  Notice of Defaults. . . . . . . . . . . . . . . . .   61
     Section 9.06  Reports by Indenture Trustee to Holders . . . . . .   62
     Section 9.07  Compensation and Indemnity. . . . . . . . . . . . .   62
     Section 9.08  Replacement of Indenture Trustee. . . . . . . . . .   63
     Section 9.09  Successor Indenture Trustee; Agents by
         Merger, etc.. . . . . . . . . . . . . . . . . . . . . . . . .   65
     Section 9.10  Eligibility; Disqualification . . . . . . . . . . .   65

     Section 9.11  Trustee's Liens . . . . . . . . . . . . . . . . . .   65
     Section 9.12  Withholding Taxes; Information. . . . . . . . . . .   66

ARTICLE 10  SATISFACTION AND DISCHARGE; DEFEASANCE; TERMINATION
     OF OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . .   66
     Section 10.01  Satisfaction and Discharge of Agreement;
         Defeasance; Termination of Obligations. . . . . . . . . . . .   66
     Section 10.02  Survival of Certain Obligations. . . . . . . . . .   68
     Section 10.03  Monies to Be Held in Trust . . . . . . . . . . . .   68
     Section 10.04  Monies to Be Returned to the Company . . . . . . .   68

ARTICLE 11  ACTIONS TO BE TAKEN UPON TERMINATION OF INDENTURE. . . . .   68
     Section 11.01  Actions to Be Taken Upon Termination of Indenture.   68

ARTICLE 12  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . .   69
     Section 12.01  Amendments to This Indenture and Indenture
         Supplement Without Consent of Holders . . . . . . . . . . . .   69
     Section 12.02  Amendments to This Indenture and Indenture
         Supplement With Consent of Holders. . . . . . . . . . . . . .   71
     Section 12.03  Compliance With Trust Indenture Act. . . . . . . .   72
     Section 12.04  Notation on or Exchange of Certificates. . . . . .   72
     Section 12.05  Indenture Trustee Protected. . . . . . . . . . . .   72

ARTICLE 13  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .   72
     Section 13.01  Trust Indenture Act Controls . . . . . . . . . . .   72
     Section 13.02  Notices. . . . . . . . . . . . . . . . . . . . . .   72
     Section 13.03  Disclosure of Names and Addresses of Holders . . .   73
     Section 13.04  Certificate and Opinion as to Conditions
         Precedent . . . . . . . . . . . . . . . . . . . . . . . . . .   74
     Section 13.05  Statements Required in Certificate or Opinion. . .   74

     Section 13.06  Separability Clause. . . . . . . . . . . . . . . .   74
     Section 13.07  Non-Business Days. . . . . . . . . . . . . . . . .   75
     Section 13.08  Governing Law. . . . . . . . . . . . . . . . . . .   75
     Section 13.09  No Recourse Against Others . . . . . . . . . . . .   75
     Section 13.10  Execution in Counterparts. . . . . . . . . . . . .   75
     Section 13.11  Acts of Holders. . . . . . . . . . . . . . . . . .   75
     Section 13.12  Initial Transfer of a Certificate. . . . . . . . .   76
     Section 13.13  Bankruptcy . . . . . . . . . . . . . . . . . . . .   77

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

Exhibit A-1    Form of Installment Certificate
Exhibit A-2    Form of Serial Certificate
Schedule I     Schedule of Countries Authorized for Aircraft Registration
Schedule II    Schedule of Countries Authorized for Domicile of Permitted
               Lessees

                     TRUST INDENTURE AND SECURITY AGREEMENT

     This TRUST INDENTURE AND SECURITY AGREEMENT, dated as of
_____________________, 199___, between ALASKA AIRLINES, INC., an Alaska corporation, and ______________________________________________,
as Indenture Trustee hereunder.

     WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its equipment trust certificates (hereinafter called the "Certificates"), unlimited as to principal amount, to be issued to finance the acquisition of aircraft in one or more series, to be secured by a security interest in such aircraft, to bear such rates of interest, to mature at such times and to have such other provisions as shall from time to time be fixed as hereinafter provided;

     WHEREAS, this Agreement is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Agreement and shall, to the extent applicable, be governed by such provisions; and

     WHEREAS, all things necessary to make this Agreement a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH, for and in consideration of the premises and the purchase of the Certificates by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Certificates or of any series thereof as follows:

                                    ARTICLE 1

                                  DEFINITIONS

SECTION 1.01  DEFINITIONS

     (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; except that the "obligor" within the meaning of the Trust Indenture Act shall be the Company for all purposes of this Agreement;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (5) all references in this Indenture to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Indenture; and

          (6) with respect to the Certificates of any series or with respect to an Operative Document related to such series of Certificates, "this Agreement" means this Indenture as supplemented by the Indenture Supplement applicable to such series of Certificates.

     (b) For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

     "ACCEPTABLE ALTERNATE ENGINE," with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement applicable to the Certificates of such series.

     "ADDITIONAL INSUREDS," with respect to any Aircraft, means the Indenture Trustee, the Holders and in the case of insurance obtained by the Lessee of the Aircraft, the Company in its capacity as lessor under any Lease of the Aircraft.

     "AFFILIATE," with respect to a specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGENT," with respect to the Certificates of any series, means any Paying Agent or Registrar applicable to the Certificates of such series.

     "AIRCRAFT," with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement applicable to the Certificates of such series.

     "AIRFRAME," with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement applicable to the Certificates of such series.

     "APPRAISER" means a Person engaged in the business of making appraisals and, in the case of the Aircraft, familiar with aviation equipment.

     "BANKRUPTCY CODE" means the United States Bankruptcy Code of 1978, as amended.

     "BOARD OF DIRECTORS" means the board of directors of the Company or the executive committee or any other committee of such board duly authorized to act on behalf of the Company with respect to the financing of aircraft, including the borrowing of money in respect thereof.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Indenture Trustee.

     "BUSINESS DAY," with respect to the Certificates of any series, means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York, or the city and state in which the principal place of business of the Indenture Trustee is located or in which the Indenture Trustee receives and disburses funds.

     "CERTIFICATE" or "CERTIFICATES" means any Certificate or Certificates issued under this Agreement.

     "COMPANY" means Alaska Airlines, Inc., an Alaska corporation, and, subject to the provisions hereof, its permitted successors and assigns, or any other obligor with respect to the Certificates (within the meaning of the Trust Indenture Act).

     "COMPANY REQUEST" means a written request of the Company executed on its behalf by a Responsible Company Officer.

     "CO-REGISTRAR" has the meaning specified therefor in Section 2.04.

     "DEBT" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

     "DEFAULTED INSTALLMENT" has the meaning specified therefor in Section 2.09.


     "DEFAULTED INTEREST" has the meaning specified therefor in Section 2.09.

     "DELIVERY DATE," with respect to any Aircraft, means the date the Aircraft is subjected to the Lien of this Agreement, which date shall be the date the Aircraft is sold to the Company by the Manufacturer.

     "ENGINE," with respect to any Aircraft, means and includes: (i) each of the engines initially installed on the Airframe as described in the Indenture Supplement applicable to the Certificates of such series, whether or not from time to time thereafter installed on the Airframe or installed on any airframe;
(ii) any engine which may at any time be substituted by the Company pursuant to
Section 4.04 of this Agreement in replacement for an Engine which is the subject of an Event of Loss; and (iii) any and all appliances, parts, instruments, appurtenances, accessories or other equipment of whatever nature, so long as the same shall be incorporated or installed in or attached to any Engine or so long as the same shall be removed from such Engine and a replacement therefor has not yet been substituted pursuant to Section 4.02 of this Agreement. "ENGINES" shall mean collectively all Engines from time to time subject to the Lien of this Agreement.

     "EVENT OF LOSS," with respect to the Certificates of any series, means any of the following events with respect to the Aircraft, Airframe or any Engine:
(i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by the Company for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) the theft or disappearance of such property or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government or by any other government of registry of the Aircraft or any agency or instrumentality of any thereof), which, in the case of any event referred to in this clause (iii), shall have resulted in the loss of possession of such property by the Company for a period in excess of 180 consecutive days; and
(iv) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless the Company, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by the Company, but in any event if such use shall have been prohibited for a period of two consecutive years, PROVIDED that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the Company's entire fleet of aircraft of the same type and model as the Aircraft registered in the same jurisdiction as the Aircraft and the Company, prior to the expiration of such two-year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commended regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft in so conforming the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by the Company. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

     "FAA BILL OF SALE," with respect to any Aircraft, means a bill of sale on AC Form 8050-2 or such other form as may then be approved by the FAA on the Delivery Date for such Aircraft executed by the Manufacturer in favor of the Company.

     "FEDERAL AVIATION ACT" means the Federal Aviation Act of 1958, as amended, or any similar legislation of the United States enacted to supersede, amend or supplement such Act.

     "FEDERAL AVIATION ADMINISTRATION" or "FAA" mean the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Federal Aviation Act.

     "GUARANTEE" means Alaska Air Group, Inc.'s unconditional guarantee of the Certificates of one or more series as more fully described in an Indenture Supplement.

     "HOLDER," with respect to the Certificates of any series, means a person in whose name such a Certificate is registered on the Register for such series.

     "INDENTURE" means this Trust Indenture and Security Agreement, as the same may from time to time be supplemented, amended or modified with effect for all series of Certificates as are or may be issued pursuant to Article 2.

     "INDENTURE DEFAULT," with respect to the Certificates of any series, means any event which is, or after notice or passage of time, or both, would be, an Indenture Event of Default applicable to the Certificates of such series.

     "INDENTURE ESTATE," with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement entered into in respect of the Certificates of such series pursuant to Section 2.01.

     "INDENTURE EVENT OF DEFAULT," with respect to the Certificates of any series, shall have the meaning specified therefor in Article 8.

     "INDENTURE SUPPLEMENT" means a supplement to this Indenture entered into by the Company and the Indenture Trustee with respect to the Certificates of a particular series, as the same may be amended and restated from time to time.

     "INDENTURE TRUSTEE" means ________________________________________________
_____________________________________ and each other Person which may from time to time be acting as Indenture Trustee with respect to the Certificates of any series in accordance with the provisions of this Agreement.

     "INDEPENDENT," when used with respect to an engineer, Appraiser or other expert, means an engineer, Appraiser or other expert who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company, and
(iii) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "INSTALLMENT CERTIFICATE" means a Certificate substantially in the form of Exhibit A-1.

     "INSTALLMENT PAYMENT AMOUNT," with respect to each Installment Certificate of any series, means the amount of the installment payment of principal due and payable on each Installment Payment Date applicable to such Installment Certificate, which amount shall be equal to the product of the original principal amount of such Certificate and the Installment Payment Percentage for such Installment Payment Date.

     "INSTALLMENT PAYMENT DATE," with respect to Installment Certificates of any series, means each date on which an installment payment of principal is due and payable on such Installment Certificates, as set forth in the Indenture Supplement applicable to the Certificates of such series.

     "INSTALLMENT PAYMENT PERCENTAGE," with respect to each Installment Payment Date applicable to the Installment Certificates of any series, means the percentage set forth opposite such Installment Payment Date in the Indenture Supplement applicable to the Certificates of such series.

     "INTEREST PAYMENT DATE," with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement applicable to the Certificates of such series.

     "LEASE," with respect to any Aircraft, Airframe or any Engine, means any lease thereof permitted by Section 4.01.

     "LESSEE" means any Person for so long, but only so long, as such person is in possession of the Airframe or any Engine pursuant to Section 4.01.

     "LIEN" means any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim.

     "LOSS PAYMENT DATE," with respect to the Certificates of any series, has the meaning specified in Section 4.04(a).

     "MANUFACTURER," with respect to the Certificates of any series, shall have the meaning specified in the Indenture Supplement applicable to the Certificates of such series.

     "MATURITY DATE" means (a) in the case of a Serial Certificate, the date on which the principal amount thereof is stated to mature and (b) in the case of an Installment Certificate, the stated final maturity date thereof.

     "OFFICERS' CERTIFICATE" means a certificate signed in the case of the Company, by (i) the Chairman of the Board of Directors, the President, any Executive Vice President any Senior Vice President or any Vice President of Finance of the Company, signing alone, or (ii) any Vice President of the Company signing together with the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company.

     "OPERATIVE DOCUMENTS," with respect to the Certificates of any series, means this Agreement, the Purchase Agreement for the Aircraft and the Certificates of such series.

     "OPINION OF COUNSEL" means a written opinion of legal counsel for the Company, who may be (i) a senior attorney employed by the Company, (ii) Perkins Coie, or (iii) such other counsel designated by the Company and who shall be reasonably satisfactory to the Indenture Trustee.

     "OUTSTANDING," when used with respect to Certificates of any series, means, as of the date of determination, all Certificates of such series theretofore executed and delivered under this Agreement other than:

          (i) Certificates of such series theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
     Section 2.08 or otherwise;

          (ii) Certificates of such series for whose payment or redemption, money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of the Certificates of such series; PROVIDED that, if the Certificates of such series are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision therefor satisfactory to the Indenture Trustee has been made; and

          (iii) Certificates of such series in exchange for or in lieu of which other Certificates of such series have been executed and delivered pursuant to this Agreement;

PROVIDED, HOWEVER, that, in determining whether the Holders of the requisite aggregate principal amount of Outstanding Certificates of any series have given any request, demand, authorization, declaration, direction, notice, consent or waiver hereunder, Certificates of such series owned by or pledged to the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, declaration, direction, notice, consent or waiver, only Certificates which the Indenture Trustee knows to be so owned or so pledged shall be disregarded. Certificates of any series owned by the Company which have been pledged in good faith may be regarded as Outstanding if the Company establishes to the satisfaction of the Indenture Trustee the pledgee's right to act with respect to such Certificates and that the pledgee is not the Company or any Affiliate thereof.

     "PARTS," with respect to the Certificates of any series, means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature other than complete Engines or engines, which are from time to time incorporated or installed in or attached to the Airframe or any Engine or which have been removed therefrom, but where title to which remains vested in the Company in accordance with Section 4.02 hereof.

     "PAYING AGENT," with respect to the Certificates of any series, means any person acting as Paying Agent for such series pursuant to Section 2.04.

     "PERMITTED INVESTMENT" means each of (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation; PROVIDED, HOWEVER, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus,
(iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof, and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (i) through (iv) as collateral.

     "PERMITTED LESSEE" shall mean any air carrier domiciled in a country listed in Schedule II hereto as in effect from time to time.

     "PERMITTED LIEN," with respect to the Certificates of any series, means
(a) the rights of the Indenture Trustee as specifically provided herein and the applicable Indenture Supplement, (b) the rights of other Persons under agreements or arrangements, to the extent expressly permitted by the terms of this Agreement, and (c) the following:

          (i) Liens for Taxes of the Company either not yet due or being contested in good faith by appropriate proceedings, so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein,

          (ii) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of the Company's business securing obligations that are not overdue for a period of more than 45 days or are being contested in good faith by appropriate proceedings so long as during such 45-day period there is not, or such proceedings do not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein,

          (iii) Liens arising out of any judgment or award against the Company, unless the judgment secured shall not, within 60 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 60 days after the expiration of such stay, and

          (iv) any other Lien with respect to which the Company (or any Lessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Indenture Trustee.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PREMIUM," with respect to the Certificates of any series, has the meaning specified therefor in the Indenture Supplement applicable to the Certificates of such series.

     "PURCHASE AGREEMENT," with respect to the Certificates of any series, means the agreement between the Company and the Manufacturer relating to the purchase by the Company of the Aircraft, as originally executed and as thereafter modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

     "QUALIFIED INSURANCE BROKER" means Rollins, Burdick, Hunter of Illinois, Inc. or such other insurance broker of nationally recognized standing designated by the Company.

     "RECORD DATE," with respect to the Certificates of any series, shall have the meaning specified therefor in the Indenture Supplement entered into in respect of the Certificates of such series pursuant to Section 2.01.

     "REDEMPTION DATE," with respect to any redemption of the Certificates of any series, means the date of such redemption as determined pursuant to
Section 6.01 or pursuant to the provisions of the Indenture Supplement with respect to such series of Certificates.

     "REDEMPTION PRICE," with respect to any redemption of the Certificates of any series, means the price at which such Certificates are to be redeemed, determined as of the applicable Redemption Date pursuant to Section 6.01 or pursuant to the provisions of the Indenture Supplement with respect to such series of Certificates.

     "REGISTER," with respect to the Certificates of any series, has the meaning specified therefor in Section 2.04.

     "REGISTRAR," with respect to the Certificates of any series, means any person acting as Registrar hereunder pursuant to Section 2.04.

     "RESPONSIBLE COMPANY OFFICER" means the Chairman of the Board, the President, any Executive Vice President any Senior Vice President, the Chief Financial Officer, any Vice President or the Treasurer of the Company or, with respect to the Certificates of any series, any other management employee of the Company (a) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (b) whose responsibilities include the administration of the transactions and agreements applicable to the Certificates of such series.

     "RESPONSIBLE OFFICER" shall mean any officer in the Corporate Trust Department of the Indenture Trustee or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of their knowledge of and familiarity with a particular subject.

     "SEC" means the Securities and Exchange Commission.

     "SERIAL CERTIFICATE" means a Certificate substantially in the form of Exhibit A-2.

     "TAXES" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereof (each, individually, a "TAX").

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

     "TRUSTEE'S LIENS" has the meaning specified therefor in Section 9.11.

     "U.S. AIR CARRIER" means any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor.

     "U.S. GOVERNMENT OBLIGATIONS" means securities that are direct obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "WARRANTY BILL OF SALE," with respect to any Aircraft, means the full warranty bill of sale as to such Aircraft delivered to the Company from the Manufacturer on or before the Delivery Date.

     "WET LEASE," with respect to any Aircraft, means any arrangement whereby the Company agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines
(i) shall be operated solely by regular employees of the Company possessing all current certificates and licenses that would be required under the Federal Aviation Act (or if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry) for the performance by such employees of similar functions within the United States of America (or such jurisdiction of registry) (it is understood that cabin attendants need not be employees of the Company) and (ii) shall be maintained by the Company in accordance with its normal maintenance practices as required hereby.

                                   ARTICLE 2

                                THE CERTIFICATES

SECTION 2.01  AMOUNT UNLIMITED; ISSUABLE IN SERIES

     The aggregate principal amount of Certificates which may be authenticated and delivered under this Indenture is unlimited.

     The Certificates may be issued in one or more series. The following matters shall be established with respect to the Certificates of each series issued hereunder by an Indenture Supplement executed and delivered by and between the Company and the Indenture Trustee:

     (1) the information identifying the Aircraft and Engines in which a security interest is being granted to secure payment of the Certificates of such series;

     (2) the title of the Certificates of such series (which shall distinguish the Certificates of such series from all other series of Certificates), and whether the Certificates of such series are one or both of Serial Certificates or Installment Certificates;

     (3) any limit upon the aggregate principal amount of the Certificates of the series that may be authenticated and delivered (except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates of such series pursuant to Section 2.03, 205, 207 or 12.04);

     (4) if the Certificates of such series are Serial Certificates, the dates on which the principal of the Certificates of such series shall be payable;

     (5) if the Certificates of such series are Installment Certificates, the Installment Payment Percentages and Installment Payment Dates;

     (6) the rate or rates at which the Certificates of such series shall bear or accrue interest or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Record Date, if any, for the interest payable on such Certificates on each Interest Payment Date or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (7) the period or periods within which, the price or prices, including the Premium, if any, at which, the timing of notice and other terms and conditions upon which Certificates of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

     (8) the obligation, if any, of the Company to redeem Certificates of the series, and the period or periods within which or the date or dates on which, the price or prices at which, the timing of notice and other terms and conditions upon which Certificates of such series shall be redeemed pursuant to such obligation;

     (9) if other than the Indenture Trustee, the identity of each Registrar and/or Paying Agent with respect to the Certificates of such series;

     (10) any deletions from, modifications of or additions to the Indenture Events of Default or covenants of the Company, whether or not such Indenture Events of Default or covenants are consistent with the Indenture Events of Default or covenants set forth herein;

     (11) whether any Certificates of such series are to be issuable initially in temporary global form and whether any Certificates of such series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Certificates may exchange such interests for Certificates of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.05, and, if Certificates of such series are to be issuable as a global Certificate, the identity of the depository for such series;

     (12) any provisions in modification of, in addition to or in lieu of any of the provisions of Article 10;

     (13) if the Certificates of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Certificate of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

     (14) any legends that are to be added to the Certificates of such series;

     (15) provisions with respect to the terms for which the definitions set forth in Article 1 hereof permit or require further specification in the Indenture Supplement and modification of the schedules hereof;

     (16) whether Guarantees will be endorsed on the Certificates of the series and, if so, the terms of the Guarantees; and

     (17) any other terms, conditions, rights and preferences (or limitations on such rights or preferences) relating to the Certificates of such series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

     If any of the terms of the Certificates of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Indenture Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Certificates of such series.

SECTION 2.02   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     (a) At any time and from time to time, the Company may deliver Certificates of a series, executed by the Company for authentication, together with a Company Request for the authentication and delivery of such Certificates, and the Indenture Trustee in accordance with the Company Request shall authenticate and deliver such Certificates. In authenticating such Certificates, and accepting the additional responsibilities under this Agreement in relation to such Certificates, the Indenture Trustee shall be entitled to receive, and (subject to Section 315(a) through 315(d) of the Trust Indenture
Act) shall be fully protected in relying upon, an Opinion of Counsel of the Company stating,

          (i) that the form or forms of such Certificates have been established in conformity with the provisions of this Indenture; and

          (ii) that the terms of such Certificates have been established in conformity with the provisions of this Indenture.

     The Indenture Trustee shall not be required to authenticate and deliver any such Certificates if the issue of such Certificates pursuant to this Agreement will affect the Indenture Trustee's own rights, duties or immunities under the Certificates and this Agreement or otherwise in a manner which is not reasonably acceptable to the Indenture Trustee.

     (b) Certificates of each series shall be executed on behalf of the Company by the manual or facsimile signature of its President, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Secretary, Assistant Secretary or Assistant Treasurer.

     (c) If any officer of the Company executing any Certificate no longer holds that office at the time the Certificate is authenticated on behalf of the Indenture Trustee and issued, the Certificate shall be valid nevertheless.

     (d) At any time and from time to time after the execution of the Certificates of any series, the Company may deliver such Certificates to the Indenture Trustee for authentication and the Indenture Trustee shall authenticate the Certificates by manual signature upon written orders of the Company. Certificates shall be authenticated on behalf of the Indenture Trustee by any authorized officer or signatory of the Indenture Trustee.

     (e) A Certificate of any series shall not be valid or obligatory for any purpose or entitled to any security or benefit hereunder until executed on behalf of the Company by the manual or facsimile signature of the officer of the Company specified in the first sentence of Section 2.02(b) and until authenticated on behalf of the Indenture Trustee by the manual signature of the officer or signatory of the Indenture Trustee specified in the second sentence of Section 2.02(d). Such signatures shall be conclusive evidence that such Certificate has been duly executed, authenticated and issued under this Agreement.

     (f) Each Certificate shall be issued in registered form only and shall be dated the date of its authentication.

SECTION 2.03  TEMPORARY CERTIFICATES

     Until definitive Certificates are ready for delivery, the Indenture Trustee may prepare, and the Company may execute, temporary Certificates. Temporary Certificates shall be substantially in the form of definitive Certificates but may have variations that the Indenture Trustee considers appropriate for temporary Certificates. Every temporary Certificate shall be executed by the Company, and authenticated by the Indenture Trustee, and registered by the Registrar upon the same conditions, and with like effect, as a definitive Certificate. The Company shall execute, and the Indenture Trustee shall authenticate, definitive Certificates in exchange for temporary Certificates without unreasonable delay.

SECTION 2.04  REGISTRAR AND PAYING AGENT

     The Indenture Trustee shall maintain an office or agency where the Certificates of each series may be presented for registration or transfer or for exchange (the "Registrar") and an office of agency where (subject to Sections 2.05 and 2.09) the Certificates of each series may be presented for payment or for exchange (the "Paying Agent"). The Registrar shall keep a register (the "Register") with respect to the Certificates of such series and their transfer and exchange. The Indenture Trustee may appoint one or more co-registrars (the "Co-Registrars") and one or more additional Paying Agents for the Certificates and the Indenture Trustee may terminate the appointment of any Co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any Co-Registrar. The term "Paying Agent" includes any additional Paying Agent.

     The Indenture Trustee shall initially act as Registrar and Paying Agent for the Certificates of each series.

SECTION 2.05  TRANSFER AND EXCHANGE

     At the option of the Holder thereof, Certificates of any series may be exchanged for an equal aggregate principal amount of other Certificates of the same series and maturity and of any authorized denominations upon surrender of the Certificates to be exchanged at the principal corporate trust office of the Indenture Trustee, or at any office or agency maintained for such purpose pursuant to Section 2.04. Whenever the Certificates of any series are so surrendered for exchange, the Company shall execute, and the Indenture Trustee shall authenticate and deliver, the replacement Certificates of such series which the Holder making the exchange is entitled to receive. Upon surrender for registration of transfer of Certificates of any series at the principal corporate trust office of the Indenture Trustee, or at any office or agency maintained for such purpose pursuant to Section 2.04, the Company shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, and equal aggregate principal amount of other Certificates of the same series and maturity and of any authorized denominations.

     All Certificates of any series issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Company applicable to the Certificates of such series, evidencing the same obligations, and entitled to the same security and benefits under this Agreement, as the Certificates of such series surrendered upon such registration of transfer or exchange.

     Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to a holder for any registration of transfer or exchange of Certificates, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 2.03 not involving any transfer.

     The Registrar shall not be required to register the transfer of or to exchange any Certificate called for redemption pursuant to Section 6.01 or the provisions of the Indenture Supplement applicable to the Certificates of such series.

SECTION 2.06  HOLDER LISTS:  OWNERSHIP OF CERTIFICATES

     (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Certificates of each series, which list shall be available to the Company for inspection. If the Indenture Trustee is not the Registrar, the Registrar shall furnish (and the Company shall cause the Registrar to furnish) to the Indenture Trustee semi-annually on or before each Interest Payment Date, and at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of Holders of the Certificates of each series.

     (b) Ownership of the Certificates of each series shall be proved by the Register kept by the Registrar. Prior to due presentment for registration of transfer of a Certificate of any series, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the Person in whose name such Certificate is registered as the absolute owner of such Certificate for the purpose of receiving payments of principal of, Premium, if any, and interest on such Certificate and for all other purposes whatsoever, whether or not such Certificate is overdue, and none of the Indenture Trustee, the Paying Agent, the Registrar or the Company shall be affected by notice to the contrary.

SECTION 2.07  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

     If a Certificate of any series shall become mutilated, destroyed, lost or stolen, the Company shall, upon the written request of the Holder of such Certificate, issue and execute, and the Indenture Trustee shall authenticate and deliver, in replacement thereof, as applicable, a new Certificate of the same series and maturity, payable to the same Holder in the same principal amount as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to the Indenture Trustee. If the Certificate being replaced has been destroyed, lost or stolen, the Holder of such Certificate shall furnish to the Company and the Indenture Trustee such security or indemnity as may be required by it to save the Company and the Indenture Trustee harmless and evidence satisfactory to the Company and the Indenture Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

SECTION 2.08  CANCELLATION

     The Registrar and any Paying Agent shall forward to the Indenture Trustee all Certificates surrendered to them for replacement, redemption, registration of transfer, exchange or payment. The Indenture Trustee shall cancel all Certificates surrendered for replacement, redemption, registration of transfer, exchange, payment or cancellation and shall destroy canceled Certificates.

SECTION 2.09  PAYMENT ON CERTIFICATES:  DEFAULTED AMOUNTS

     (a) The Indenture Trustee will arrange directly with any Paying Agent for the payment, or the Indenture Trustee will make payment of the principal of (including Installment Payment Amounts), and Premium, if any, and interest payable on or in respect of each Certificate. Payment on Serial Certificates of each series and Installment Certificates of each series in respect of interest, and payment on Installment Certificates of each series in respect of Installment Payment Amounts (other than the final Installment Payment Amount), shall be paid in lawful currency of the United States on each Interest Payment Date or Installment Payment Date (other than the final Installment Payment Date), as the case may be, to the Holder thereof at the close of business on the relevant Record Date at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 2.04; PROVIDED that the Paying Agent will, at the request of the Indenture Trustee and may, at its option, pay such interest and Installment Payment Amounts by check mailed to such Holder's address as it appears on the Register. Principal of any Serial Certificates, the final Installment Payment Amount payable on any Installment Certificates, and Premium, if any, payable on any Certificates, shall be payable in U.S. currency only against presentation and surrender thereof at the principal corporate trust office of the Indenture Trustee or at the office or agency maintained for such purpose pursuant to Section 2.04.

     A Holder of a Certificate of any series shall have no further interest in, or other right with respect to, the Indenture Estate applicable to the Certificates of such series when and if the principal amount of and Premium, if any, and interest on all Certificates of such series held by such Holder and all other sums payable to such Holder hereunder, shall have been paid in full.

     (b) Any Installment Payment Amount payable in respect of any Installment Certificate of any series on an Installment Payment Date (other than the final Installment Payment Amount) which is not punctually paid on such Installment Payment Date or any interest payable in respect of any Serial or Installment Certificate of any series on any Interest Payment Date which is not punctually paid on such Interest Payment Date, as the case may be (herein called, respectively, a "Defaulted Installment" and "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his having been such Holder; and such Defaulted Installment or Defaulted Interest may be paid by the Indenture Trustee, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Indenture Trustee may elect to make payment of any Defaulted Installment or Defaulted Interest, as the case may be, to the Person in whose name any such Certificate is registered at the close of business on a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be fixed in the following manner. The Indenture Trustee shall notify the Paying Agent in writing of the amount of Defaulted Installment or Defaulted Interest, as the case may be, proposed to be paid on each such Certificate and the date of the proposed payment, and at the same time the Indenture Trustee shall make arrangements to set aside an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment or Defaulted Interest, as the case may be, prior to the date of the proposed payment, to be held in trust for the benefit of the Persons entitled to such Defaulted Installment or Defaulted Interest, as the case may be, as this clause provides and shall fix a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Indenture Trustee shall promptly notify the Company and the Registrar of such special record date and shall cause notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor to be mailed, first class postage prepaid, to each Holder of a Certificate of such series at its address as it appears in the Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor having been mailed, as aforesaid, such Defaulted Installment or Defaulted Interest, as the case may be, shall be paid to the Persons in whose names the applicable Certificates are registered on such special record date and shall no longer be payable pursuant to the following clause (2).
          (2) The Indenture Trustee may make, or cause to be made, payment of any Defaulted Installment or Defaulted Interest, as the case may be, in any other lawful manner not inconsistent with the requirements of any securities exchange on which Certificates of the series in question may be listed, and upon such notice as may be required by such exchange, if such payment shall be deemed practicable by the Indenture Trustee.

     (c) The Indenture Trustee shall require each Paying Agent to agree in writing that such Paying Agent will hold in trust, for the benefit of each Holder of a Certificate of any series and the Indenture Trustee, all money held by the Paying Agent for the payment of the principal of and Premium, if any, and interest on the Certificates of such series and for all other amounts payable hereunder and will give to the Indenture Trustee notice of any default by any obligor upon the Certificates of such series in the making of any such payment upon the Certificates of such series. The Indenture Trustee at any time may require a Paying Agent to repay to the Indenture Trustee all money held by it. Upon so doing the Paying Agent shall have no further liability for the money so paid.

                                   ARTICLE 3

                     RECEIPT, DISTRIBUTION AND APPLICATION
                          OF FUNDS IN INDENTURE ESTATE

SECTION 3.01  APPLICATION OF PROCEEDS OF INITIAL ISSUANCE OF CERTIFICATES

     (a) The Indenture Trustee shall apply the proceeds of the issuance of Certificates of any series as follows:

          (i) if such proceeds are received on the Delivery Date applicable to the Certificates of such series, the Indenture Trustee shall apply such proceeds in accordance with clause (x) of the last sentence of this
     Section 3.01; or

          (ii) if such proceeds are not applied in accordance with clause (i), the Indenture Trustee shall deposit such proceeds in an account to be held as part of the Indenture Estate applicable to the Certificates of such series, to be invested and reinvested as provided in Section 9.04, and to be distributed and applied as provided in this Article 3.

     On the Delivery Date of the Aircraft applicable to the Certificates of such series, upon execution by the Indenture Trustee and the Company of the Indenture Supplement applicable to the Certificates of such series, and subject to fulfillment to the satisfaction of or waiver by the Indenture Trustee of the conditions thereto specified in the Indenture Supplement applicable to the Certificates of such series and satisfaction of the additional conditions specified in Section 3.01(b), the Indenture Trustee shall (x) make available an amount equal to the proceeds to the Indenture Trustee from the sale of the Certificates of such series to the Company to finance the acquisition of the Aircraft applicable to the Certificates of such series in accordance with such Indenture Supplement and (y) pay to the Company an amount equal to any net income or net gain, if any, realized from the investment by the Indenture Trustee of any funds held in the Indenture Estate applicable to the Certificates of such series for the period from the date of issuance of the Certificates of such series to and including the date immediately preceding such Delivery Date.

     (b)  The payment by the Indenture Trustee specified in the last sentence of
Section 3.01(a) shall be subject to the additional conditions that on the Delivery Date applicable to the Certificates of any series:

          (i) The Indenture Trustee shall have received a certificate of an Independent Appraiser with respect to the fair value of the Aircraft as at such Delivery Date applicable to the Certificates of such series;

          (ii) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Indenture Trustee and shall be in full force and effect, and copies thereof shall have been delivered to the Indenture Trustee (provided by the Purchase Agreement with respect to a series of Certificates shall be delivered to the Indenture Trustee prior to the Delivery Date for such Aircraft):

               (1)  the Warranty Bill of Sale and the FAA Bill of Sale;

               (2)  the Purchase Agreement; and

               (3) an acceptance certificate covering the Aircraft (the "Acceptance Certificate") duly completed and executed by the Company;


          (iii) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to this Agreement shall have been executed and delivered by the Company and the Indenture Trustee, and such financing statement or statements shall have been duly filed in all places necessary or advisable;

          (iv) The Indenture Trustee shall have received the following, in each case in form and substance satisfactory to it:


               (1) a certified copy of the Certificate of Incorporation and By-Laws of the Company and a copy of resolutions of the board of directors of the Company or the executive committee thereof, certified by the Secretary or an Assistant Secretary of the Company, duly authorizing the execution, delivery and performance by the Company of this Indenture, the Indenture Supplement with respect to the Certificates of any series, such Certificates and each other document required to be executed and delivered by the Company on the Delivery Date in accordance with the provisions hereof;

               (2) a certificate of the Company as to the Person or Persons authorized to execute and deliver this Agreement and the Certificates, and any other documents to be executed on behalf of the Company in connection with the transactions contemplated hereby and as to the signature of such Person or Persons;

          (v) All appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

          (vi) On the Delivery Date, the following statements shall be true, and the Indenture Trustee shall have received evidence satisfactory to it to the effect that:

               (1) the Company has good and marketable title (subject to the filing and recording of the FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft, free and clear of Liens other than Permitted Liens;

               (2) application for registration of such Aircraft in the name of the Company and the FAA Bill of Sale have been duly filed with the FAA; and

               (3) this Agreement with respect to such Aircraft has been duly filed with the FAA for recordation.

          (vii) On the Delivery Date, (A) the representations and warranties of the Company contained in a certificate in form and substance satisfactory to the Indenture Trustee shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date) and such representations and warranties shall be deemed incorporated by reference herein as if such representations and warranties were set forth herein and (B) no event shall have occurred and be continuing, or would result from the purchase, sale or mortgage of the Aircraft related to such series of Certificates, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default.

          (viii) The Indenture Trustee shall have received an opinion addressed to the Indenture Trustee from (a) a senior attorney employed by the Company, in form and substance satisfactory to the Indenture Trustee, and (b) Perkins Coie, special counsel to the Company, in form and substance satisfactory to the Indenture Trustee.

          (ix) The Indenture Trustee shall have received an opinion addressed to the Indenture Trustee and the Company from counsel to the Manufacturer, in form and substance satisfactory to the Indenture Trustee.

          (x) The Indenture Trustee shall have received an opinion addressed to the Indenture Trustee and the Company, from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, in form and substance satisfactory to the Indenture Trustee.

          (xi) The Indenture Trustee shall have received an opinion addressed to the Company from __________________________________, special counsel for the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee.

          (xii) The Indenture Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to the Indenture Trustee, as to the due compliance with the terms of Section 4.03 hereof relating to insurance with respect to the applicable Aircraft.

          (xiii) On the Delivery Date, it shall be true that no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

          (xiv) The Indenture Trustee shall have received an invoice from the Manufacturer indicating that the net purchase price to the Company for the Aircraft (i.e., the Aircraft purchase price, excluding buyer-furnished equipment, less the amount of all Manufacturer or engine manufacturer credit memoranda available to be applied in payment of the Aircraft purchase price (whether or not so applied)) is equal to or greater than the proceeds from the sale of the Certificates.

          (xv) An Officer's Certificate of the Company to the effect that such payment will not be inconsistent with any of the provisions of this Agreement and the applicable Indenture Supplement related to the Certificates of such series and that all conditions precedent to such payment have been satisfied;

          (xvi) An Opinion of Counsel of the Company addressed to the Indenture Trustee stating that the certificates, opinions and other instruments which have been or are therewith delivered to the Indenture Trustee conform to the requirements of this Agreement and such Indenture Supplement and that all conditions precedent herein provided for relating to the release of funds provided for in Section 3.01(a) have been complied with;

          (xvii) such other documents, certificates, opinions and other evidence with respect to the Company, the Manufacturer of such Aircraft and the consummation of the transactions contemplated hereunder as the Indenture Trustee may reasonably request or as may be provided for in the Indenture Supplement.

     Promptly upon the registration of the Aircraft and the recording of this Indenture and the Indenture Supplement covering the Aircraft pursuant to the Federal Aviation Act, the Company will cause __________________________________ _________________, special counsel in Oklahoma City, Oklahoma, to deliver to the Indenture Trustee and the Company an opinion as to the due and valid registration of the Aircraft in the name of the Company, the due recording of the FAA Bill of Sale, this Indenture and the Indenture Supplement and the lack of filing of any intervening documents with respect to the Aircraft.

     (c) The obligations of the Company to enter into an Indenture Supplement with respect to an Aircraft, are all subject to the fulfillment to the satisfaction of the Company prior to or in the Delivery Date of the following conditions precedent:

          (i) The conditions specified in Sections 3.01(b)(i) and 3.01(b)(xiii) hereof shall have been satisfied, unless such nonsatisfaction is the result of the actions of the Company.

          (ii) Those documents described in Section 3.01(b)(ii) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Company) in the manner specified in such Section, shall each be satisfactory in form and substance to the Company, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof shall have been delivered to the Company or its counsel.

          (iii) The Company shall have received a copy of the general authorizing resolutions of the board of directors or executive committees or other satisfactory evidence of authorization of the Indenture Trustee, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, which authorize the execution, delivery and performance by the Indenture Trustee of this Indenture and the Indenture Supplement together with such other documents and evidence with respect to the Indenture Trustee, as the Company or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Indenture and the Indenture Supplement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; in addition, the Company shall have received from the parent of the Indenture Trustee a guaranty, in form and substance reasonably satisfactory to the Company, of the Indenture Trustee's obligations under the Operative Documents.

          (iv) The Company shall have received the opinions set forth in Sections 3.01(b)(ix), 3.01(b)(x) and 3.01(b)(xi), in each case addressed to the Company and dated the Delivery Date.

          (v) The Aircraft shall have been ready for delivery by the Manufacturer on or before the date set for redemption of the Certificates of such series in the event the Aircraft is not subject to the Lien of this Agreement.

SECTION 3.02  PAYMENT IN CASE OF REDEMPTION OF CERTIFICATES

     In the event the Certificates of any series are redeemed in accordance with the provisions of Section 6.01 or the provisions of the related Indenture Supplement, the Indenture Trustee shall apply on the applicable Redemption Date any amounts then held by it in the Indenture Estate applicable to the Certificates of such series in the following order of priority:

               FIRST, so much of such amount as shall be required to pay the Redemption Price of the Outstanding Certificates of such series pursuant to
     Section 6.01 or the related Indenture Supplement, as the case may be, on the applicable Redemption Date shall be applied to the redemption of the Certificates of such series on such Redemption Date; and

               SECOND, the balance , if any, of such amount remaining thereafter shall be distributed to the Company.

SECTION 3.03 APPLICATION OF PAYMENTS WHEN NO INDENTURE EVENT OF DEFAULT IS CONTINUING

     Each payment applicable to the Certificates of any series received by the Indenture Trustee from the Company shall, except as otherwise provided in
Section 3.02, 3.04 or 3.05, be distributed by the Indenture Trustee in the following order of priority:

               FIRST, so much of such amount as shall be required to pay in full the principal of, and Premium, if any, and interest then due on all Outstanding Certificates of such series shall be distributed to the Persons entitled thereto; and

               SECOND, so much of such amount remaining thereafter as shall be required to pay any amount due the Indenture Trustee pursuant to Section
     9.07 in respect of the Certificates of such series shall be applied to pay the Indenture Trustee such amount.

SECTION 3.04 APPLICATION OF CERTAIN PAYMENTS IN CASE OF REQUISITION OR EVENT OF LOSS

     Except as otherwise provided in Sections 3.05 and 4.03(b), any amounts received directly or through the Company from any governmental authority or other party pursuant to this Agreement applicable to the Certificates of any series as the result of an Event of Loss, to the extent that such amounts are not at the time required to be paid to the Company pursuant to this Agreement, and any amounts of insurance proceeds for damage to the Indenture Estate applicable to the Certificates of such series received directly or through the Company from any insurer pursuant to this Agreement as the result of such Event of Loss, to the extent such amounts are not at the time required to be paid to the Company pursuant to this Agreement, shall be applied in reduction of the Company's obligations hereunder.

SECTION 3.05  PAYMENTS DURING CONTINUANCE OF INDENTURE EVENT OF DEFAULT

     All payments received and amounts held or realized by the Indenture Trustee after an Indenture Event of Default applicable to the Certificates of any series shall have occurred and be continuing (including any amounts realized by the Indenture Trustee from the exercise of any remedies in respect of the Certificates of such series pursuant to Article 8), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate applicable to the Certificates of such series while such Indenture Event of Default shall be continuing, shall be distributed by the Indenture Trustee in the following order of priority:

          FIRST, so much of such payments or amounts as shall be required to pay the Indenture Trustee any amount then due it pursuant to Section 9.07 in respect of the Certificates of such series shall be applied to pay the Indenture Trustee such amount;


          SECOND, so much of such payments or amounts remaining as shall be required to pay the expenses incurred (including unbilled expenses in respect of property delivered or contracted for or services rendered or contracted for if the amount of such expenses is liquidated) in using, operating, storing, leasing, controlling or managing such Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements of and to such Indenture Estate and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon such Indenture Estate or any part thereof (including the employment of engineers and accountants to examine and make reports upon the properties, books and records of the Company), all in accordance with Section 8.03(c), shall be applied for such purposes;

          THIRD, so much of such payments or amounts remaining as shall be required to pay the principal of, and accrued interest on, all Outstanding Certificates of such series then due, whether upon redemption, by declaration of acceleration pursuant to Section 8.02 or otherwise, shall be applied ratably to the payment of such principal and interest; and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal and interest, without any preference or priority of one Certificate of such series over another, ratably according to the aggregate amount so due for principal and interest at the date fixed by the Indenture Trustee for the distribution of such payments or amounts; and

          FOURTH, the balance, if any, of such payments or amounts remaining thereafter shall be held by the Indenture Trustee as collateral security for the obligations secured hereby until such time as no Indenture Event of Default applicable to the Certificates of such series shall be continuing hereunder or the Certificates of such series have been accelerated and all amounts due thereon have been paid, at which time such payments or amounts shall be distributed to the Company.

SECTION 3.06  PAYMENTS FOR WHICH NO APPLICATION IS OTHERWISE PROVIDED

     Except as otherwise provided in Section 3.05:

          (a) any payment in respect of the Certificates of any series received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Agreement applicable to the Certificates of such series, and

          (b) any payment in respect of the Certificates of such series received and amounts realized by the Indenture Trustee with respect to the Aircraft applicable to the Certificates of such series, to the extent received or realized at any time after the conditions set forth in
     Article 10 for the satisfaction and discharge of this Agreement as applicable to the Certificates of such series or for the defeasance of the Certificates of such series shall have been satisfied, as well as any other amounts remaining as part of the Indenture Estate applicable to the Certificates of such series after such satisfaction, shall be distributed by the Indenture Trustee in the following order of priority:

          FIRST, so much of such amount as shall be required to pay the Indenture Trustee any amount then due it pursuant to Section 9.07 in respect of the Certificates of such series shall be applied to pay the Indenture Trustee such amount; and

          SECOND, the balance, if any, of such amount remaining thereafter shall be distributed to the Company.

SECTION 3.07  CREDIT IN RESPECT OF CERTIFICATES SURRENDERED FOR CANCELLATION

     (a) In satisfaction of the obligation of the Company to pay all or any part of principal of, and Premium, if any, and interest on, the Certificates of such series due on any date, the Company may surrender, or cause to be surrendered, Certificates of such series the principal of which is or will be due on such date to the Indenture Trustee for cancellation pursuant to
Section 2.08 not later than 10 Business Days prior to such date, in which case there shall be credited against the amounts so payable by the Company in respect of the Certificates of such series as of such date the aggregate principal amount as of such date of the Certificates of such series so surrendered, the Premium, if any, thereon as of such date and the amount of interest which would have been payable on the Certificates of such series so surrendered on such date had they not been surrendered for cancellation and had they remained Outstanding; PROVIDED that an Installment Certificate may be surrendered only after the penultimate Installment Payment Date for credit in accordance with the provisions of this Section 3.07(a).

     (b) In satisfaction of the obligation of the Company to pay the Redemption Price upon a redemption of the Certificates of such series pursuant to
Section 6.01 or the related Indenture Supplement, the Company may surrender Certificates of such series the principal of which is or will be due on the applicable Redemption Date to the Indenture Trustee for cancellation pursuant to
Section 2.08 not later than 10 Business Days prior to such date, in which case there shall be credited against the amount so payable by the Company in respect of the Certificates of such series as of such date, the principal amount as of such date of the Certificates of such series so surrendered, the Premium, if any, thereon as of such date and the amount of the interest which would have been payable on the Certificates of such series so surrendered on such date had they not been surrendered for cancellation and had they remained Outstanding.


                                    ARTICLE 4

                            COVENANTS OF THE COMPANY

SECTION 4.01 REGISTRATION, MAINTENANCE AND OPERATION OF AIRCRAFT; POSSESSION AND LEASES; INSIGNIA

     (A)  REGISTRATION AND MAINTENANCE

     With respect to any Aircraft, the Company, at its own cost and expense, shall (or shall cause any Lessee to): (i) upon delivery of the Aircraft, cause the Aircraft to be duly registered in the name of the Company, and, subject to
Section 4.01(c), to remain duly registered in the name of the Company under the Federal Aviation Act (except as otherwise required by applicable law) and cause this Indenture and the Indenture Supplement to be duly recorded and maintained of record as a first mortgage on the Aircraft; (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft) (x) so as to keep the Aircraft in good operating condition and in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations) under
(I) the Federal Aviation Act, except when all of the Company's aircraft of the same type as such Aircraft (powered by engines of the same type as those with which such Airframe shall be equipped at the time of such grounding) registered in the United States have been grounded by the FAA, or (II) the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time, except when all of the Company's aircraft of the same type as such Aircraft (powered by engines of the same type as those with which such Airframe shall be equipped at the time of such grounding) registered in such jurisdiction have been grounded by the aeronautical authorities of such jurisdiction and
(y) in substantially the same manner as the Company (or any Lessee) maintains, services, repairs or overhauls similar aircraft operated by the Company (or such Lessee) in similar circumstances and without in any way discriminating against the Aircraft, whether by reason of its owned status or otherwise, or such other manner as shall have been approved by the Indenture Trustee, which approval shall not be unreasonably withheld; and (iii) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered.

     (B)  OPERATION

     With respect to any Aircraft, the Company will not (nor permit any Lessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except that, after providing the Indenture Trustee with a certificate of its President or any Vice President and the Treasurer or any Assistant Treasurer stating all relevant facts with respect thereto, the Company or any Lessee may contest in good faith the validity or application of any such law, rule, regulation, order, certificate, license, registration or violation in any reasonable manner which does not materially adversely affect the Indenture Trustee or any Holder. If the indemnities or insurance from the United State Government specified in
Section 4.03(f) or some combination thereof in amounts equal to amounts required by Section 4.03(f), have not been obtained, the Company will not operate the Aircraft, or suffer or permit any Lessee to operate the Aircraft, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 4.03; PROVIDED that the failure of the Company to comply with the provisions of this sentence shall not give rise to an Indenture Event of Default where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other like occurrence.

     (c)  REREGISTRATION

     With respect to any Aircraft, the Company may, at the sole expense of the Company, change the country of registration of the Aircraft; PROVIDED that, prior to the date of any such change, the following conditions have been satisfied: (i) such new registration shall be in the name of the Company, in its capacity as owner of the Aircraft, or a Lessee, in its capacity as lessee of the Aircraft; (ii) the Indenture Trustee shall have consented in writing to such change of registration, which consent shall not be unreasonably withheld (it being agreed that the inability to deliver the opinion described in
Section 7.04(c) or satisfy the conditions set forth in 7.04(b) shall constitute the sole reasonable grounds to withhold such consent in regard to a country listed on Schedule I hereto); and (iii) if such proposed country of registry is neither the United States nor a country listed on Schedule I hereto, the Indenture Trustee shall have received:

          (A) assurances reasonably satisfactory to it (v) to the effect that the insurance or self-insurance provisions hereof have been complied with after giving effect to such change of registry, (w) of the payment by the Company of any expenses of the Indenture Trustee in connection with such change of registry, (x) to the effect that the original indemnities (and any additional indemnities that the Company is then willing to enter into) in favor of the Indenture Trustee and the Holders under this Agreement and the other Operative Documents afford each such party substantially the same protection as provided prior to such change of registry, (y) that such change will not result in the imposition of, or increase in the amount of, any Tax for which the Company is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Holders or the Indenture Trustee (or any successor or assign thereof), and (z) that such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA or the civil aviation authority of the United Kingdom, France, Germany, Japan or Canada; and

          (B) a favorable opinion of counsel (reasonably satisfactory to the Indenture Trustee) in the new jurisdiction of registry to the effect
     (w) that the terms (including, without limitation, the governing law and, to the extent applicable, the service-of-process and jurisdictional submission provisions thereof) of the Certificates and this Agreement are legal, valid, binding and enforceable in such jurisdiction, (x) that it is not necessary for the Indenture Trustee or the Holders to register or qualify to do business in such jurisdiction, (y) (unless the Company shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in a currency freely convertible into United States dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (z) to such further effect with respect to such other matters as the Indenture Trustee may reasonably request.

     Upon receipt of the foregoing opinion of counsel by the Indenture Trustee,
Schedule I hereto shall be amended to add such country.

     (D)  POSSESSION AND LEASES

     With respect to any Aircraft, the Company will not, without the prior written consent of the Indenture Trustee, lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; PROVIDED that, so long as no Section 8.01(a), (d) or (e) Indenture Default or any Indenture Event of Default shall have occurred and be continuing at the time of such lease, delivery, transfer or relinquishment of possession or installation, and so long as the action to be taken shall not deprive the Indenture Trustee of the Lien of this Agreement on the Airframe or any Engine and the Company (or any Lessee) shall continue to comply with the provisions of
Section 4.01(A), the Company may, without the prior written consent of the Indenture Trustee:

          (i) subject the Airframe and the Engines or engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by the Company (or any Lessee) in the ordinary course of its business, and in the case of the Airframe, with a U.S. Air Carrier, or an air carrier domiciled in a country listed on Schedule II hereto or any other air carrier approved by the Indenture Trustee, which approval shall not be unreasonably withheld; PROVIDED that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe and (B) if the Company's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall (or shall cause such Lessee to) comply with Section 4.04(b) hereof in respect thereof;

          (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any Part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of
     Section 4.02(c) hereof;

          (iii) install an Engine on an airframe owned by the Company (or any Lessee) which airframe is free and clear of all Liens, except:
     (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to such airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause (i) above, PROVIDED that the Company's title to such Engine shall not be divested as a result thereof, and (C) mortgage Liens or other security interests, PROVIDED that (as regards this clause (iii)), such mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the Lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

          (iv) install an Engine on an airframe leased to the Company (or any Lessee) or purchased by the Company (or any Lessee) subject to a conditional sale or other security agreement, PROVIDED that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this Section 4.01(d) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

          (v) install an Engine on an airframe owned by the Company (or any Lessee), leased to the Company (or any Lessee) or purchased by the Company (or any Lessee) subject to a conditional sale or other security agreement under circumstances where neither subparagraph (iii) nor subparagraph (iv) of this Section 4.01(d) is applicable; PROVIDED that such installation shall be deemed an Event of Loss with respect to such Engine and the Company shall (or shall cause any Lessee to) comply with Section 4.04(b) in respect thereof, the Indenture Trustee not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Company with such Section 4.04(b);

          (vi) transfer (or permit any Lessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program so long as the Company (or any Lessee) shall promptly notify the Indenture Trustee upon transferring possession of the

     Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program;

          (vii) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to the Indenture Trustee; or

          (viii) so long as the Lessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the lease is entered into, the Company may, at any time, in its sole discretion, enter into a lease with (1) a U.S. Air Carrier, (2) any Permitted Lessee, or (3) any other Person approved in writing by the Indenture Trustee, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that concurrently with entering into such lease, the Company shall provide assurances reasonably satisfactory to the Indenture Trustee to the effect that the provisions of Section 4.03 have been complied with after giving effect to such lease.

     The rights of any Lessee or other transferee who receives possession by reason of a transfer permitted by this Section 4.01(d) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any lease permitted by this Section 4.01(d) shall include Lessee's consent to the assignment of such lease to the Indenture Trustee as security for the performance of the Company's obligations hereunder (and such Lease shall be so assigned; provided that such assignment shall provide that all rent paid under such Lease shall be paid to the Company prior to the occurrence and continuation of an Indenture Event of Default) and shall be made expressly subject and subordinate to, all the terms of this Agreement, including, without limitation, the Indenture Trustee's rights to repossession pursuant to
Section 8.03 hereof, and the Company shall remain primarily liable under this Agreement for the performance of all of the terms of this Agreement, and the terms of any such lease shall not permit any Lessee to take any action not permitted to be taken by the Company in this Agreement with respect to the
Aircraft.   No pooling agreement, lease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of the Company's obligations to the Indenture Trustee under this Agreement or constitute a waiver of the Indenture Trustee's rights or remedies under this Agreement. The Indenture Trustee agrees, for the benefit of the Company (and any Lessee) and for the benefit of any mortgagee or other holder of a security interest in any engine owned by the Company (or any Lessee), any lessor of any engine leased to the Company (or any Lessee) and any conditional vendor of any engine purchased by the Company (or any Lessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created under this Agreement in any engine so owned, leased or purchased and that neither the Indenture Trustee nor its successors or assigns will acquire or claim, as against the Company (or any Lessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe. The Company shall give the Indenture Trustee written notice of any lease entered into pursuant to the terms hereof.

The Company shall provide the Indenture Trustee with a copy of any lease hereunder which has a term of more than one year.

     The Indenture Trustee acknowledges that any Wet Lease or similar arrangement under which the Company maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 4.01(d). The Indenture Trustee acknowledges that any consolidation or merger of the Company or conveyance, transfer or lease of all or substantially all of the Company's assets permitted by the Operative Documents shall not be prohibited by this Section 4.01(d).

     No lease permitted pursuant to this section shall permit any subleasing of the Aircraft.

     (E)  INSIGNIA

     On or prior to the Delivery Date as to any Aircraft, or as soon thereafter as practicable, the Company agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine related thereto a nameplate bearing the inscription:

          Mortgaged To:

          _________________________________________________________________
          ________________________, as Indenture Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Indenture Trustee, in each case as permitted under the Operative Documents).

     Except as above provided, the Company will not allow the name of any person, association or corporation to be placed on the Airframe or on any related Engine as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit the Company (or any Lessee) from placing its customary colors and insignia on such Airframe or any related Engine.

SECTION 4.02 REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS

     (A)  REPLACEMENT OF PARTS

     With respect to any Aircraft, the Company, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 4.02(c). All replacement Parts shall be owned by the Company free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 4.02(b) and replacement Parts temporarily installed on an emergency basis) and shall be in as good an operating condition as and shall have a value and utility substantially equal to the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts (other than Obsolete Parts, as defined below) at any time removed from the Airframe or any Engine shall remain the property of the Company, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 4.02(b) and except replacement Parts temporarily installed on an emergency basis), (i) such replacement Part shall become the property of the Company and shall become subject to the Lien of this Agreement and the Indenture Supplement and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be deemed a Part hereunder.


     (B)  POOLING OF PARTS

     Any Part removed from the Airframe or any Engine as provided in
Section 4.02(a) may be subjected by the Company (or any Lessee) to a pooling arrangement of the type which is permitted by Section 4.01(d); PROVIDED that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 4.02(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part may be owned by any third party subject to such a pooling arrangement; PROVIDED, that the Company (or any Lessee), at its expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become the property of the Company free and clear of all Liens other than Permitted Liens or (ii) replaces such replacement Part with a further replacement Part owned by the Company (or any Lessee) which shall become the property of the Company, free and clear of all Liens other than Permitted Liens.

     (C)  ALTERATIONS, MODIFICATIONS AND ADDITIONS

     With respect to any Aircraft, the Company, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; PROVIDED that, after providing the Indenture Trustee with a certificate of its President or any Vice President and its Treasurer or any Assistant Treasurer stating all relevant facts with respect thereto, the Company or any Lessee may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Indenture Trustee or any Holder. In addition, the Company (or any Lessee), at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as the Company (or any Lessee) may deem desirable in the proper conduct of its business, including removal of Parts which the Company (or any Lessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); PROVIDED that no such alteration, modification, removal or addition materially impairs the condition or airworthiness of the

Airframe or such Engine, or materially diminishes the value or utility of the Airframe or such Engine below the value or utility thereof immediately prior to such alteration, modification, removal or addition assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Agreement. In addition, the value (but not the utility) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate value of all Obsolete Parts which shall have been removed and not replaced shall not exceed $____________ with respect to a _________________ Airframe, $___________ with respect to a ________________
Airframe, $____________ with respect to a _______________ Airframe or such other amount as may be set forth in the Indenture Supplement. All Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which the Company has leased from others and which may be removed by the Company pursuant to the next sentence) (the "Additional Parts") shall, without further act, become subject to the Lien of this Agreement. Notwithstanding the foregoing sentence, the Company (or any Lessee) may, so long as no Indenture Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 4.01 hereof or the first sentence of this Section 4.02(c) and (iii) can be removed from the Airframe or such Engine without impairing the airworthiness or diminishing the value or utility of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be subject to the Lien of this Agreement or deemed part of the Airframe or Engine from which it was removed.

SECTION 4.03  INSURANCE

     (A)  PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE

          (1) With respect to any Aircraft, except as provided in clause (2) of this Section 4.03(a), and subject to self-insurance to the extent permitted by
Section 4.03(d), the Company will carry or cause to be carried at its or any Lessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and
(ii) cargo liability insurance with respect to each Aircraft, (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time are applicable to aircraft owned or operated by the Company of the same type as such Aircraft and (y) $_____________ with respect to a ________________ Airframe, $_____________ with respect to a _____________
Airframe, $_____________ with respect to a ____________ Airframe, or such other amount as may be set forth on an Indenture Supplement per occurrence, (B) of the type and covering the same risks as from time to time are applicable to aircraft owned or operated by the Company of the same type as such Aircraft, and
(C) which is
maintained in effect with insurers of recognized responsibility; PROVIDED that the Company need not maintain cargo liability insurance, or may maintain such insurance in an amount less than $___________ with respect to a _____________ Airframe, $__________ with respect to a _____________ Airframe, $____________
with respect to a _____________ Airframe, or such other amount as may be set forth on an Indenture Supplement per occurrence, as long as the amount of cargo liability insurance, if any, maintained with respect to such Aircraft is the same as the cargo liability insurance, if any, maintained for other aircraft of the same type and model as such Aircraft owned or operated by the Company.

          (2) During any period that the Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of insurance required by clause (1) above, and subject to self-insurance to the extent permitted by Section 4.03(d), insurance by insurers of recognized responsibility otherwise conforming with the provisions of said clause (1) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or operated by the Company of the same type as the Aircraft and which are on the ground and not in operation, and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by the Company of the same type as the Aircraft and which are on the ground and not in operation.

     (B)  INSURANCE AGAINST LOSS OR DAMAGE TO THE AIRCRAFT

          (1) With respect to any Aircraft, except as provided in clause (2) of this Section 4.03(b), and subject to the provisions of Section 4.03(d) permitting self-insurance, the Company shall maintain or cause to be maintained in effect, at its or any Lessee's expense, with insurers of recognized responsibility, all-risk aircraft hull insurance covering each Aircraft and fire and extended coverage and all-risk property damage insurance covering Engines and Parts while temporarily removed from such Aircraft and not replaced by similar components (including aircraft hull war risk, governmental confiscation and expropriation (other than by the United States Government or any government of registry of the Aircraft) and hijacking insurance, but only if and to the extent any of such aircraft hull war risk, governmental confiscation and expropriation and hijacking insurance is maintained by the Company (or any Lessee) with respect to other aircraft owned or operated by the Company (or such Lessee) on the same or similar geographic routes); PROVIDED that such insurance shall at all times while such Aircraft is subject to the Lien of this Agreement be for an amount (taking into account self-insurance to the extent permitted by Section 4.03(d)) not less than the aggregate outstanding principal amount of the Certificates of such series together with accrued interest thereon to the date of determination; and PROVIDED FURTHER that all-risk property damage insurance covering Engines and Parts while temporarily removed from such Aircraft and not replaced by similar components need be obtained only to the extent available at reasonable cost. In the case of a loss with respect to an engine (other than an Engine) installed on such Airframe the Indenture Trustee shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to the Company or any other third party that is entitled to receive such proceeds.

     Except during a period when a Section 8.01(a), (d) or (e) Indenture Default or any Indenture Event of Default has occurred and is continuing, all losses will be adjusted by the Company with the insurers. As between the Indenture Trustee and the Company, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

          (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the penultimate paragraph of Section 4.04(a), so much of such payments remaining, after reimbursement of the Indenture Trustee for reasonable costs and expenses, as shall not exceed the aggregate principal amount of the Certificates together with accrued interest thereon shall be applied toward payment of the Certificates, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, the Company (or if directed by the Company, any Lessee); or (ii) if such property is replaced pursuant to the penultimate paragraph of Section 4.04(a), such payments shall be paid over to, or retained by, the Company (or if directed by the Company, any Lessee), PROVIDED that the Company shall have fully performed or, concurrently therewith, will fully perform the terms of the penultimate paragraph of
     Section 4.04(a) with respect to the Event of Loss for which such payments are made; and

          (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 4.04(b) hereof, so much of such payments, remaining after reimbursement of the Indenture Trustee for reasonable costs and expenses, shall be paid over to, or retained by, the Company (or if directed by the Company, any Lessee) provided that the Company shall have fully performed or, concurrently therewith, will fully perform the terms of Section 4.04(b) with respect to the Event of Loss for which such payments are made.

          (2) During any period that the Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to self-insurance to the extent permitted by Section 4.03(d), insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time is applicable to aircraft owned or operated by the Company of the same type as the Aircraft similarly on the ground and not in operation, provided that, subject to self-insurance to the extent permitted by Section 4.03(d), the Company shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the aggregate outstanding principal amount of the Certificates of such series together with accrued interest thereon to the date of determination during such period that the Aircraft is on the ground and not in operation.

     (C)  REPORTS, ETC.

     With respect to any Aircraft, the Company will furnish, or cause to be furnished to the Indenture Trustee, on or before the Delivery Date and each anniversary of the Delivery Date, a report, signed by a Qualified Insurance Broker, which broker may be in the regular employ of the Company, describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that such insurance complies with the terms hereof; PROVIDED that all information contained in the foregoing report shall not be made available by the Indenture Trustee to anyone except (A) to prospective and permitted transferees of the Indenture Trustee's interest or its counsel, independent certified public accountants, independent insurance brokers or other agents, who agree to hold such information confidential, (B) the Indenture Trustee's or any such transferee's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. The Company will cause such Qualified Insurance Broker to agree to advise the Indenture Trustee in writing of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise such Persons in writing at least 30 days (seven days in the case of war risk and allied perils coverage) prior to the cancellation (but not scheduled expiration) or material adverse change of any insurance maintained pursuant to this Section 4.03, provided that if the notice period specified above is not reasonably obtainable, such Qualified Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtained. In addition, the Company will also cause such Qualified Insurance Broker to deliver to the Indenture Trustee, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by the Company to such parties on the Delivery Date except for changes in the report or the coverage consistent with the terms hereof. In the event that the Company or any Lessee shall fail to maintain or cause to be maintained insurance as herein provided, the Indenture Trustee may at its sole option provide such insurance and, in such event, the Company shall, upon demand, reimburse the Indenture Trustee for the cost thereof to the Indenture Trustee, without waiver of any other rights the Indenture Trustee may have.
     (D)  SELF-INSURANCE

     With respect to any Aircraft, the Company may self-insure the risks required to be insured against pursuant to this Section 4.03 on the same terms and conditions as applicable generally to similar aircraft owned or operated by the Company, but in no case shall the aggregate amount of such self-insurance in regard to Section 4.03(a) and Section 4.03(b) exceed for any calendar year, with respect to all aircraft in the Company's fleet (including, without limitation, the Aircraft) the lesser of (A) 50% of the highest replacement value of any single aircraft in the Company's fleet or (b) 1-1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft (including, without limitation, the Aircraft) on which the Company carries insurance. In addition to the foregoing right to self-insure, the Company shall have the right to self-insure to the extent of any applicable minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurers.

     (E)  ADDITIONAL INSURANCE BY INDENTURE TRUSTEE AND THE COMPANY

     The Company (and any Lessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this Section 4.03; the Indenture Trustee may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, PROVIDED that such insurance does not prevent the Company (or any Lessee) from carrying the insurance required or permitted by this Section 4.03 or adversely affect such insurance or the cost thereof.

     (F)  INDEMNIFICATION BY GOVERNMENT IN LIEU OF INSURANCE

     With respect to any Aircraft, notwithstanding any provisions of this
Section 4.03 requiring insurance, the Indenture Trustee agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the United States Government, against such risk in an amount which, when added to the amount of insurance against such risk maintained by the Company (or any Lessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.03 (taking into account self-insurance permitted by Section 4.03(d)).

     (G)  TERMS OF INSURANCE POLICIES

     With respect to any Aircraft, any policies carried in accordance with Sections 4.03(a) and 4.03(b), and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds, or, if appropriate, loss payees, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (B) may provide for self-insurance to the extent permitted in Section 4.03(d), (C) shall provide that, if the insurers cancel such insurance for any reason whatever, or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation or change shall not be effective as to any Additional Insured for thirty days (seven days in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice from such insurers of such cancellation or change; PROVIDED that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that, in respect of the respective interests of each Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Company (or any Lessee) and shall insure the respective interests of the Additional Insured, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Lessee), (E) shall be primarily without any right of contribution from any other insurance which is carried by any Additional Insured, (F) shall waive any right of the insurers to set-off or counterclaim or other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, and (G) shall provide that (i) in the event of a loss involving the Aircraft, Airframe, or an Engine for which proceeds are in excess of $_____________ with respect to a ____________ Airframe, $____________ with respect to a ____________
Airframe,

$____________ with respect to a ____________ Airframe, or such other amount as may be set forth in an Indenture Supplement (or, if the Aircraft is then under a Lease, in excess of $__________ with respect to a ________________ Airframe, $_________ with respect to a ________________ Airframe, $___________ with respect to a _____________ Airframe, or such other amount as may be set forth in an Indenture Supplement), the proceeds in respect of such loss up to the aggregate principal amount of the Certificates of such Series together with accrued interest thereon shall be payable to the Indenture Trustee, it being understood and agreed that in the case of any payment of the Indenture Trustee otherwise than in respect of an Event of Loss, the Indenture Trustee shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon, to the Company or its order, and (ii) the entire amount of any such loss for which proceeds are $____________ with respect to a _______________ Airframe, $___________ with respect to a _______________
Airframe, $__________ with respect to a ______________ Airframe or such other amount as may be set forth in an Indenture Supplement (or, if the Aircraft is then under a Lease, are $___________ with respect to a ______________ Airframe, $___________ with respect to a ______________ Airframe, $___________ with respect to a ______________ Airframe or such other amount as may be set forth in an Indenture Supplement) or less or the amount of any proceeds of any such loss in excess of the aggregate principal amount of the Certificates of such series together with accrued interest thereon shall be paid to the Company or its order unless an Indenture Default or Indenture Event of Default shall have occurred and be continuing and the insurers have been notified thereon by the Indenture Trustee.

SECTION 4.04  LOSS, DESTRUCTION, REQUISITION, ETC.

     (A)  EVENT OF LOSS WITH RESPECT TO THE AIRCRAFT

     Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, the Company shall (1) forthwith (and in any event, within fifteen days after such occurrence) give the Indenture Trustee written notice of such Event of Loss and
(2) within 60 days after such occurrence, give the Indenture Trustee written notice of its election to perform one of the following options (it being understood that the failure to give such notice shall be deemed to be an election of the option set forth in clause (i) below). On a date (the "Loss Payment Date") designated by the Company upon 45 days' irrevocable notice to the Indenture Trustee, but in no event later than 120 days following the occurrence of the Event of Loss, the Company shall:

          (i) to the extent not previously paid to the Indenture Trustee, as insurance proceeds, pay or cause to be paid to the Indenture Trustee the outstanding principal amount of the Certificates of such series and all accrued and unpaid interest thereon, together with all other amounts due and owing under this Agreement or any other Operative Document; or

          (ii) provided that no Indenture Event of Default shall have occurred and be continuing, substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be, in accordance with the terms of this Section 4.04(a), PROVIDED that if the Company shall have elected to make a substitution under this clause (ii) and shall fail for any reason to make such substitution in accordance with the terms hereof, the Company shall make the payments required by clause (i) above as and when due thereunder.

     At such time as the Indenture Trustee shall have received the amount specified in subparagraph (i) above, together with all other amounts that then may be due hereunder, (1) the Lien of this Indenture and the Indenture Supplement shall terminate and (2) the Company will be subrogated to all claims of the Indenture Trustee, if any, against third parties to the extent the same relate to physical damage to or loss of the Airframe and any Engines which were subject to such Event of Loss.

     In the event the Company shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) the Company shall, at its sole cost and expense, (A) purchase or allocate hereto from its fleet of aircraft owned by the Company an aircraft (or an airframe or an airframe and one or more engines, as the case may be, which, together with the Engines or Engine constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having at least the value and utility of the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Agreement, and (B) prior to or at the time of any such substitution, the Company (or any Lessee), at its own expense, will (1) furnish to the Indenture Trustee a copy of a full warranty bill of sale and an FAA bill of sale, in form and substance reasonably satisfactory to the Indenture Trustee, evidencing title thereto in the name of the Company,
(2) amend and restate the Indenture Supplement and record such amended and restated Indenture Supplement pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe was registered at the time of such Event of Loss, (3) furnish the Indenture Trustee with such evidence of compliance with the insurance provisions of Section 4.03 with respect to such substituted property as the Indenture Trustee may reasonably request, (4) provide to the Indenture Trustee an Officer's Certificate of the Company stating the following:

          (x)  with respect to the replacement of any Airframe:

               (i) a description of the Airframe which shall be identified by manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number;

               (ii) a description of the replacement airframe to be received (including the manufacturer, model, FAA registration number (or other applicable registration information) and manufacturer's serial number) in replacement of the Airframe to be released;

               (iii) that on the date of such amended and restated Indenture Supplement relating to the replacement airframe the Company will be the legal owner of such replacement airframe free and clear of all Liens except Permitted Liens, that such replacement airframe will on such date be in good working order and condition, that such replacement airframe has been or, substantially concurrently with such replacement, will be duly registered in the name of the Company (or, if applicable, in the name of a Lessee) under the Federal Aviation Act or under the law then applicable to the registration of the Airframe, that an airworthiness certificate has been duly issued under the Federal Aviation Act (or such other applicable law) with respect to such replacement airframe, that such registration and certificate are in full force and effect and that the Company or any Lessee will have the full right and authority to use such replacement airframe;

               (iv) that the replacement airframe is of the same or an improved model as the Airframe requested to be released from the Lien of this Agreement and the Indenture Supplement;

               (v) the fair market value of the replacement airframe as of the date of such certificate (which value shall be not less than the fair market value of the Airframe requested to be released immediately prior to such Event of Loss, assuming such Airframe was in the condition and repair required to be maintained under this Agreement);

               (vi) the fair market value of the Airframe to be released immediately prior to the date such Airframe suffered an Event of Loss;

               (vii) that the release of the Airframe will not impair the security of the Lien of this Agreement and the Indenture Supplement or be in contravention of any of the provisions of this Agreement; and

          (y)  with respect to the replacement of any Engine:

               (ix) a description of the Engine, which shall be identified by manufacturer's serial number;

               (x) a description of the replacement engine (including the manufacturer's name and serial number) in replacement of the Engine to be released;

               (xi) that on the date of the Indenture Supplement relating to the replacement engine the Company will be the legal owner of such replacement engine free and clear of all Liens except Permitted Liens, that such replacement engine will on such date be in good working order and condition and that such replacement engine is the same as or an improved model of the Engine to be released;

               (xii) the fair market value of the replacement engine as of the date of such certificate (which value shall not be less than the fair market value of the Engine to be released immediately prior to such Event of Loss, assuming such Engine was in the condition and repair required to be maintained under this Agreement);

               (xiii) the fair market value of the Engine to be released (immediately prior to the Event of Loss suffered by such Engine);

               (xiv) that the release of the Engine so to be released will not impair the security of the Lien of this Agreement and the Indenture Supplement or be in contravention of any of the provisions of this Agreement.

and (5) provide an opinion of counsel, which counsel shall be reasonably acceptable to the Indenture Trustee, to the effect that the Indenture Trustee shall be entitled to the benefits and protections of Section 1110 of the Bankruptcy Reform Act of 1978 with respect to the aircraft substituted hereunder; PROVIDED that such opinion need not be delivered to the extent that the benefits of Section 1110 of the Bankruptcy Code were not, by reason of a change of law or governmental interpretation thereof, available to the Indenture Trustee with respect to the Aircraft immediately prior to such substitution.

     Upon the conditions as set forth above, the Company will be subrogated to all claims of the Indenture Trustee, if any, against third parties to the extent the same relate to physical damage to or loss of the Airframe and any Engine which were subject to such Event of Loss. For all purposes hereof, the property so substituted shall be deemed part of the Indenture Estate hereunder and shall be deemed an "Aircraft," "Airframe" and "Engine," as the case may be, as defined herein.

     (B)  EVENT OF LOSS WITH RESPECT TO AN ENGINE

     Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Company shall forthwith (and, in any event, within fifteen days after such occurrence) give the Indenture Trustee written notice thereof and shall, within 60 days after the occurrence of such Event of Loss,
(A) purchase or allocate hereto from engines owned by the Company, as replacement for the Engine with respect to which such Event of Loss occurred, an Acceptable Alternate Engine free and clear of all Liens (other than Permitted Liens, which engine may become subject to any and all Permitted Liens) and
(B) at its own expense (i) furnish to the Indenture Trustee a copy of a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to the Indenture Trustee, with respect to such replacement engine, (ii) amend and restate an Indenture Supplement (or otherwise appropriately modify this Agreement) and record such Indenture Supplement (or other document) pursuant to the

Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, (iii) furnish the Indenture Trustee with such evidence of compliance with the insurance provisions of Section 4.03 hereof with respect to such replacement engine as the Indenture Trustee may reasonably request, and (iv) provide to the Indenture Trustee all the documentation required to be provided by it pursuant to Section 4.04(a)(ii) satisfactory in form and substance to the Indenture Trustee. For all purposes hereof, each such replacement engine shall be deemed part of the Indenture Estate hereunder, and shall be deemed an "Engine."

     (C) REQUISITION FOR USE OF THE AIRCRAFT BY THE UNITED STATES GOVERNMENT OR GOVERNMENT OF REGISTRY OF THE AIRCRAFT

     With respect to any Aircraft, in the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency thereof, the Company shall promptly notify the Indenture Trustee of such requisition, and all of the Company's rights and obligations under this Agreement and the Indenture Supplement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by the Indenture Trustee or the Company from the United States Government or any other government of registry of the Aircraft or any instrumentality or agency thereof for the use of such Airframe and Engines or engines shall be paid over to, or retained by, the Company (or, if directed by the Company, any Lessee).

     (D) REQUISITION FOR USE OF AN ENGINE BY THE UNITED STATES GOVERNMENT OR THE GOVERNMENT OF REGISTRY OF THE AIRCRAFT

     With respect to any Aircraft, in the event of the requisition for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality thereof (other than in the circumstances contemplated by Section 4.04(c)), the Company shall replace (or cause any Lessee to replace) such Engine hereunder and the Indenture Trustee and the Company (or Lessee, as the case may be) shall comply with the terms of
Section 4.04(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon compliance with Section 4.04(b) hereof, any payments received by the Indenture Trustee or the Company from such government with respect to such requisition shall be paid over to, or retained by, the Company.

SECTION 4.05  INSPECTION

     With respect to any Aircraft, at reasonable times, and upon at least
10 days' prior written notice, the Indenture Trustee, or its authorized representative, may inspect the Aircraft (PROVIDED, HOWEVER, such inspections shall be limited to one inspection of the Aircraft during any consecutive twelve-month period except during the continuance of an Indenture Event of Default, when such inspection right shall not be so limited) and inspect and make copies (at Indenture Trustee's risk and expense) of the FAA (or the then-applicable government of registry) required books and records of the Company and any Lessee relating to the

                                       -42
maintenance of the Aircraft and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except
(A) to prospective and permitted transferees of the Indenture Trustee's interest who agree to hold such information confidential, (B) to the Indenture Trustee's or any such transferee's counsel, independent insurance advisors or other agents who agree to hold such information confidential, or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. Any such inspection of the Aircraft shall be subject to the Company's safety and security rules applicable at the location of the Aircraft, shall be a visual, walk-around inspection (including an on-board inspection) and shall not include opening any panels, bays or the like (except when such panels, bays or the like are otherwise required to be open) without the express consent of the Company, which consent the Company may in its sole discretion withhold; PROVIDED that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, the Company (or any Lessee).

SECTION 4.06  LIENS

     With respect to the Certificates of any series, the Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft or title thereto except for Permitted Liens.

SECTION 4.07  CERTIFIED AIR CARRIER

     With respect to the Certificates of any series, the Company covenants and agrees with the Indenture Trustee that so long as any such Certificate remains Outstanding, it will be an "air carrier" within the meaning of the Federal Aviation Act operating under certificates issued pursuant to Section 401 of such Act.

                                   ARTICLE 5

                DISPOSITION, SUBSTITUTION AND RELEASE OF PROPERTY
                          INCLUDED IN INDENTURE ESTATE

SECTION 5.01 DISPOSITION, SUBSTITUTION AND RELEASE OF PROPERTY INCLUDED IN INDENTURE ESTATE

     With respect to the Certificates of any series so long as this Agreement is in effect:

     (A)  PARTS

     The Indenture Trustee shall from time to time execute an appropriate written instrument or instruments to confirm the release of the security interest of the Indenture Trustee in any Part removed in accordance with
Section 4.02, in each case upon receipt by the Indenture Trustee of a Company Request stating that said action was duly taken by the Company in conformity with this Section 5.01 and that the execution of such written instrument or instruments is appropriate to evidence such release of a security interest under this Section 5.01.

     (B)  SUBSTITUTION UPON AN EVENT OF LOSS OCCURRING TO AIRFRAME OR
     ENGINES

     Upon the occurrence of a substitution of an Airframe or an Engine and the satisfaction of all conditions to such substitution specified in Section 4.04 and the additional condition specified in Section 5.01(c), if applicable, the Indenture Trustee shall release all of its right, interest and Lien in and to such Airframe or Engine in accordance with the provisions of the following two sentences. The Indenture Trustee shall execute and deliver to the Company an instrument releasing its Lien in and to such Airframe or Engine and shall execute for recording in public offices, at the expense of the Company, such instruments in writing as the Company shall reasonably request and as shall be reasonably acceptable to the Indenture Trustee in order to make clear upon public records that such Lien has been released under the laws of the applicable jurisdiction. The Company hereby waives and releases any and all rights existing or that may be acquired to any penalties, forfeit or damages from or against the Indenture Trustee for failure to execute and deliver any document in connection with the release of any Lien or to file any certificate in compliance with any law or statute requiring the filing of the same in connection with the release of any Lien, except for failure by the Indenture Trustee to execute and deliver any document or to file any certificate as may be specifically requested in writing by the Company.

     (C)  CONDITION TO RELEASE

     The Indenture Trustee's release of all of its right, interest and Lien in and to an Airframe or Engine applicable to the Certificates of any series, as provided for in Section 5.01(b), shall be subject to the condition that the Indenture Trustee shall have received (i) a certificate of an Independent Appraiser reasonably acceptable to the Indenture Trustee, following a physical inspection, stating the fair value to the Company of the airframe or engine to be substituted for such Airframe or Engine and the value, utility and, solely with respect to an Airframe, useful life thereof, and (ii) a certificate of an Appraiser as to the fair value of such Airframe or Engine, as the case may be, to be released from such Lien and stating that in the opinion of such Appraiser the proposed release will not impair the security under this Agreement in contravention of the provisions hereof, which certificate shall be prepared by an Independent Appraiser if the fair value of such Airframe or Engine, as the case may be, to be released from the Lien of this Agreement and of all other property and securities released since the commencement of the then current calendar year, as set forth in the certificates required by Section 314(d)(1) of the Trust Indenture Act, is 10% or more of the aggregate principal amount of the Certificates of such series at the time Outstanding.

                                    ARTICLE 6

                           REDEMPTION OF CERTIFICATES

SECTION 6.01 REDEMPTION OF CERTIFICATES IN THE EVENT OF NONDELIVERY OF AIRCRAFT OF UPON EVENT OF LOSS

     (a) In the event that the Aircraft applicable to the Certificates of any series is not subjected to the Lien of this Agreement prior to the date therefor specified in such Indenture Supplement, each Outstanding Certificate of the series shall be redeemed in whole at a Redemption Price equal to 100% of the outstanding principal amount of the Certificate plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date, without Premium. The Redemption Date for Certificates redeemed pursuant to this Section 6.01(a) shall be the date specified therefor in the Indenture Supplement.

     (b) Upon the occurrence of an Event of Loss to the Aircraft applicable to the Certificates of any series, if such Aircraft is not replaced pursuant to
Section 4.04, each Outstanding Certificate of such series shall be redeemed in whole at a Redemption Price equal to 100% of the outstanding principal amount of such Certificate plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date, without Premium. The Redemption Date for Certificates redeemed pursuant to this Section 6.01(b) shall be the Loss Payment Date applicable to the Certificates of such series.
     (c) All other events of redemption and the details thereof shall be specified in the Indenture Supplement, including the Redemption Date and the Redemption Price.

SECTION 6.02  NOTICE OF REDEMPTION TO HOLDERS

     Notice of redemption with respect to Certificates of any series shall be given by first-class mail, postage prepaid, mailed not less than the minimum nor more than the maximum number of days specified in the Indenture Supplement prior to the Redemption Date, to each Holder of such Certificates to be redeemed, at such Holder's address appearing in the Register.

     All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the applicable basis for determining the Redemption Price,

          (3) that on the Redemption Date, the Redemption Price will become due and payable upon each such Certificate, and that interest on such Certificate shall cease to accrue on and after such Redemption Date, and

          (4) the place or places where such Certificates are to be surrendered for payment of the Redemption Price.

Notice of redemption of such Certificates to be released shall be given by the Indenture Trustee.

SECTION 6.03  DEPOSIT OF REDEMPTION PRICE

     On or before the Redemption Date for the Certificates of any series, the Company shall, to the extent an amount equal to the Redemption Price for such Certificates shall not then be held in the Indenture Estate applicable to the Certificates of such series, deposit or cause to be deposited with the Indenture Trustee or the Paying Agent by 12:00 noon in immediately available funds an amount equal to such Redemption Price

SECTION 6.04  CERTIFICATES PAYABLE ON REDEMPTION DATE

     Notice of redemption of the Certificates of any series having been given as aforesaid, such Certificates shall, on the Redemption Date, become due and payable at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.04, and from and after such Redemption Date (unless there shall be a default in the payment of the Redemption Price) any such Certificates then Outstanding shall cease to bear interest. Upon surrender of any such Certificates for redemption in accordance with said notice such Certificates shall be redeemed at the Redemption Price.

     If any Certificate of any series called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable Redemption Date at the interest rate applicable to such Certificate.

                                    ARTICLE 7

                                CERTAIN COVENANTS

SECTION 7.01 REPAYMENT OF MONIES FOR CERTIFICATE PAYMENTS HELD BY INDENTURE TRUSTEE

     Any money held by the Indenture Trustee or any Paying Agent in trust for any payment of the principal of, or Premium, if any, or interest on the Certificates of any series (including, without limitation, any money deposited pursuant to Article 10) and remaining unclaimed for two years and eleven months after the due date for such payment, shall be paid to the Company; and the Holders of any Outstanding Certificates of such series shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Indenture Trustee or any such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each Holder of a Certificate of such series notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to the Company as provided herein.

SECTION 7.02  REPORTS BY THE COMPANY

     The Company shall:

          (a) file with the Indenture Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Indenture Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations,

          (b) file with the Indenture Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 13.05;

          (c) transmit to all Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 7.02 as may be required by rules and regulations prescribed by the SEC;

          (d) furnish to the Indenture Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement); and

          (e)  furnish to the Indenture Trustee:

               (1) promptly after the execution and delivery of each Indenture Supplement, an Opinion of Counsel either stating that in the opinion of such counsel such Indenture Supplement has been properly recorded and filed so as to make effective the Lien intended to be created thereby, and reciting the



                                       -47
          details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective; and

               (2) at least annually after the execution and delivery of this Agreement, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of this Agreement and each Indenture Supplement entered into hereunder as is necessary to maintain the Lien of this Agreement, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

SECTION 7.03  CONSOLIDATION, MERGER, ETC.

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all its assets as an entirety to any Person unless:

          (i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Company as an entirety shall be
     (i) a citizen of the United States as defined in Section 101(16) of the Federal Aviation Act and (ii) a United States certificated air carrier;

          (ii) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Indenture Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Indenture Trustee containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents applicable to the Certificates of each series to be performed or observed by the Company;

          (iii) immediately after giving effect to such transaction, no Indenture Event of Default applicable to the Certificates of each series or event which is, or after notice or passage of time, or both, would be, such an Indenture Event of Default shall have occurred and be continuing; and

          (iv) the Company shall have delivered to the Indenture Trustee an Officers' Certificate of the Company and an Opinion of Counsel of the Company reasonably satisfactory to the Indenture Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this
     Section 7.03 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all the assets of the Company as an entirety in accordance with this Section 7.03, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the Indenture Supplement applicable to the Certificates of each series with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 7.03 from its liability in respect of any Operative Document applicable to the Certificates of such series to which it is a party.

SECTION 7.04  CHANGE IN REGISTRATION

     The Indenture Trustee shall, upon the request of the Company, consent to the deregistration of the Aircraft applicable to the Certificates of any series under the laws of the jurisdiction in which it is at the time registered and the registration of such Aircraft under the laws of another jurisdiction (herein called a "change in registration") provided that the following conditions are met:

          (a)  such change in registration complies with the provisions of
Section 4.01(c);

          (b) no Indenture Event of Default applicable to the Certificates of such series and no event which, with lapse of time or the giving of notice, or both, would become such an Indenture Event of Default shall have occurred and be continuing at the effective date of the change in registration, provided that it shall not be necessary to comply with this condition (b) if the change in registration results in the registration of such Aircraft under the laws of the United States of America or if the Indenture Trustee in its discretion believes the change in registration would be advantageous to the Holders of the Certificates of such series; and

          (c) the Indenture Trustee shall have received an Opinion of Counsel of the Company reasonably satisfactory to the Indenture Trustee to the effect that:

          (i) after giving effect to the change in registration, the Lien on such Aircraft and the other property included in the Indenture Estate applicable to the Certificates of such series shall continue as a fully perfected Lien and that all filing, recording or other action necessary to perfect and protect the Lien of this Agreement has been accomplished (or, if such opinion cannot be given on or prior to the effective date of such change in registration, (x) such opinion shall be to the effect that such filing, recording or other action as is feasible on or prior to such effective date (detailing the same) has been accomplished and that such filing, recording or other action as must be accomplished subsequently

     (detailing the same) is of a routine nature and (y) the Indenture Trustee shall have received an Officer's Certificate of the Company that all possible preparations to accomplish such subsequent filing, recording and other action shall have been done, and such filing, recording and other action will be accomplished (the Company agreeing to deliver an Opinion of Counsel of the Company as promptly as possible subsequent to such effective date confirming that all such filing, recording and other action has been taken; and

          (ii) the terms of this Agreement (including the governing law clauses) being legal, valid and binding and enforceable in such jurisdiction, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and by general principles of equity and except as limited by applicable laws which may affect the remedies provided in this Agreement, respectively, which laws, however, do not in the opinion of such counsel make the remedies provided in this Agreement, respectively, inadequate for the practical realization of the rights and benefits provided thereby.

The Indenture Trustee shall execute such documents as the Company shall reasonably request in order to satisfy the above conditions and, upon satisfaction of such conditions, to effect the change in registration.

                                    ARTICLE 8

                              DEFAULTS AND REMEDIES

SECTION 8.01  INDENTURE EVENTS OF DEFAULT

     "Indenture Event of Default," with respect to the Certificates of any series, means one or more of the following events (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) any amount of principal of, or Premium, if any, or interest on the Certificates of such series shall not be paid when due and payable (whether upon redemption, final maturity, acceleration or otherwise) and such default in payment shall continue for more than seven Business Days (or such other period as may be specified in the Indenture Supplement) applicable to the Certificates of such series after such amount shall have become due and payable; or

          (b) default on the part of the Company in the due observance or performance of any other covenant or agreement to be observed or performed under this Agreement, or the Certificates of such series, and any such default shall continue uncured for a period of 30 days (or such other period as may be specified in the Indenture Supplement) after written notice from the Indenture Trustee to the Company specifying the default and demanding the same to be remedied; PROVIDED that if the Company shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of the Company in attempting to cure such failure, such failure is not cured within such cure period but is curable with future due diligence, there shall exist no Indenture Event of Default under this Article 8 so long as the Company is proceeding with due diligence to cure such failure and such failure is in fact cured within 180 days (or such other period as may be specified in the Indenture Supplement); or

          (c) any representation or warranty made by the Company herein or in the Officer's Certificate required pursuant to Section 3.01(b)(vii) or in any document or certificate furnished by the Company in connection herewith or pursuant hereto shall prove to have been incorrect in any material respect at the time made and shall remain material at the time in question; PROVIDED such incorrectness shall constitute an Indenture Event of Default hereunder only if such incorrectness shall remain uncured for 30 days (or such other period as may be specified in the Indenture Supplement) after the receipt by the Company of a written notice from the Indenture Trustee advising the Company of the existence of such incorrectness; or

          (d) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or take any corporate action to authorize any of the foregoing; or

          (e) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days;

PROVIDED that, notwithstanding anything to the contrary contained in this
Article 8, any failure of the Company to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Indenture Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as the Company is continuing to comply with all of the terms of Section 4.04 hereunder.

SECTION 8.02  ACCELERATION; RESCISSION AND ANNULMENT

     If an Indenture Event of Default with respect to the Certificates of any series occurs and is continuing, the Indenture Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of Outstanding Certificates of such series, by notice to the

Company and the Indenture Trustee, may declare the principal of all the Certificates of such series to be due and payable. Upon such declaration, the principal of all Certificates of such series together with accrued interest thereon from the date in respect of which interest was last paid hereunder to the date payment of such principal is made or duly provided for, shall be immediately due and payable and no Premium shall be payable in connection with any redemption of such Certificates as a consequence of such acceleration. At any time after such declaration and prior to the sale or disposition of the Indenture Estate applicable to the Certificates of such series, the Holders of a majority in aggregate principal amount all the Outstanding Certificates of such series, by notice to the Indenture Trustee and the Company may rescind such a declaration and thereby annul its consequences if (i) an amount sufficient to pay all principal of any Certificates of such series which have become due otherwise than by such declaration and any interest thereon and interest due or past due, if any, and all other sums due and payable to the Indenture Trustee in respect of the Certificates of such series have been deposited with the Indenture Trustee, (ii) the rescission would not conflict with any judgment or decree, and (iii) all existing Indenture Defaults applicable to the Certificates of such series and Indenture Events of Default applicable to the Certificates of such series under this Agreement have been cured or waived (except nonpayment of amounts of principal of, and interest on, the Certificates of such series that have become due solely because of such acceleration).

SECTION 8.03  OTHER REMEDIES AVAILABLE TO INDENTURE TRUSTEE

     (a) After an Indenture Event of Default with respect to the Certificates of any series shall have occurred and so long as such Indenture Event of Default shall be continuing, then and in every such case the Indenture Trustee, as trustee of an express trust and as holder of a security interest in the Aircraft or Engines may, and when required pursuant to the provisions of Article 9 shall, do one or more of the following with respect to all or any part of the related Airframe or any related Engine to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; PROVIDED that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 4.01(d) and in the possession of the United States Government or an instrumentality or agency thereof, the Indenture Trustee shall not, on account of any Indenture Event of Default, be entitled to do any of the following in such manner as to limit the Company's control (or any Lessee's control under any Lease) of any Airframe or any Engines, unless at least 60 days' (or such lessor period as may then be applicable under the Military Airlift Command program of the United States government) prior written notice of default hereunder shall have been given by the Indenture Trustee by registered or certified mail to the Company (and any Lessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with the Company (or any Lessee) relating to the Aircraft:

          (i) cause the Company, upon the written demand of the Indenture Trustee and at the Company's expense, to return promptly, and the Company shall return promptly, all or such part of any Airframe or any Engine as the Indenture Trustee may so demand to the Indenture Trustee or its order or the Indenture Trustee, at its option,



                                       -52
     may enter upon the premises where all or any part of such Airframe or any Engine are located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; PROVIDED that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by the Company, may, at the option of the Indenture Trustee, be exchanged with the Company for an Engine, all without liability accruing to the Indenture Trustee for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise; or

          (ii) sell all or any part of any Airframe and any Engine as provided in Section 8.03(b), or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of such Airframe or such Engine as provided in Section 8.03(c), all free and clear of any rights of the Company and without any duty to account to the Company with respect to such action or inaction or for any proceeds with respect thereto.

     (b) The Indenture Trustee may, if at the time such action is lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Company once at least 30 days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Indenture Estate applicable to the Certificates of such series, or any part thereof, or interest therein, at public auction to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of such Indenture Estate or any part thereof) and time designated in the notice above referred to; Uprovided that notwithstanding any provision herein to the contrary, the Indenture Trustee shall not sell any of such Indenture Estate unless a declaration of acceleration of the Certificates of such series has been made pursuant to Section 8.02. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee and the Holder or Holders of any Certificates of such series, or any interest therein, may bid and become the purchaser at any such sale. The Indenture Trustee may exercise such right without possession or production of the Certificates of such series or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or including the Holders as parties to any suit or proceeding relating to foreclosure of any property in such Indenture Estate. By entering into an Indenture Supplement applicable to the Certificates of such series, the Company irrevocably constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Company (in the name of the Company or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the Lien created under this Agreement, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture

Trustee may consider necessary or appropriate, with full power of substitution, the Company, by so entering into such Indenture Supplement, thereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

     (c) If an Indenture Event of Default with respect to the Certificates of any series has occurred and is continuing, the Company shall, at the request of the Indenture Trustee, promptly execute and deliver to the Indenture Trustee such instruments of title or other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate applicable to the Certificates of such series. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee shall be entitled, in a proceeding to which the Company will be a necessary party, to a judgment for specific performance of the covenants contained in the foregoing sentence, conferring upon the Indenture Trustee the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Indenture Trustee. The Indenture Trustee shall also be entitled to pursue all or any part of such Indenture Estate wherever it may be found and may enter any of the premises of the Company or any other Person wherever such Indenture Estate may be or be supposed to be and search for such Indenture Estate and take possession of any item of such Indenture Estate pursuant to this Section 8.03(c). The Indenture Trustee may, from time to time, at the expense of such Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of such Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, lease, control or manage such Indenture Estate, and to exercise all rights and powers of the Company relating to such Indenture Estate as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of such Indenture Estate or any part thereof; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents, issues, profits, products, revenues and other income of such Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Agreement applicable to the Certificates of such series to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. In accordance with the terms of this Section 8.03(c), such tolls, rents, issues, profits, products, revenues and other income shall be applied to pay the expenses of using, operating, storing, leasing, controlling or managing such Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon such Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Agreement, including this Section 8.03(c), as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee.

     If an Indenture Event of Default with respect to the Certificates of any series occurs and is continuing and the Indenture Trustee shall have obtained possession of or title to the Aircraft applicable to the Certificates of such series, the Indenture Trustee shall not be obligated to use or operate such Aircraft or cause such Aircraft to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of such Aircraft by any other Person unless (i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate applicable to the Certificates of such series and the Indenture Trustee, as trustee and individually, against any and all liability for loss or damage to such Aircraft and for public liability and property damage resulting from use or operation of such Aircraft and (ii) funds are available in such Indenture Estate to pay for such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the Holders of the Certificates of such series or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect such Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.

     (d) The Indenture Trustee may proceed to protect and enforce this Agreement, and the Certificates of such series by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Indenture Estate applicable to the Certificates of such series or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     (e) With respect to the Certificates of any series, each and every right, power and remedy herein given to the Indenture Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in pursuing any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

     (f) Notwithstanding any other provision hereof, if any payment of principal of the Certificates of any series shall not be made when and as the same shall become due and payable, or if any payment of interest on the Certificates of any series shall not be made when the same shall become due and payable and such failure shall continue for the period prescribed in Section 8.01(a), the Indenture Trustee shall be entitled to recover judgment, in its own name and as trustee of an express trust upon the Certificates of such series for the whole amount of such principal or interest, as the case may be, remaining unpaid.

SECTION 8.04  WAIVER OF THE COMPANY

     The Company shall not, to the extent now or at any time hereafter enforceable under applicable law, at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Indenture Estate applicable to the Certificates of such series or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or prior to any applicable decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of the Company acquiring any interest in or title to such Indenture Estate or any part thereof subsequent to the date of such Indenture Supplement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

     The Indenture Trustee may maintain such a proceeding even if it does not possess any of the Certificates or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Indenture Event of Default with respect to the Certificates of any series shall not impair the right or remedy or constitute a waiver of or acquiescence in such Indenture Event of Default.

SECTION 8.05  WAIVER OF EXISTING DEFAULTS

     The Holders of a majority in the aggregate principal amount of the Outstanding Certificates of any series, by notice to the Indenture Trustee, may waive on behalf of the Holders of the Certificates of such series any existing Indenture Default or Indenture Event of Default with respect to the Certificates of such series and its consequences except (i) an Indenture Default or Indenture Event of Default in the payment of the principal or of Premium, if any, or interest on any Certificates of such series or (ii) in respect of a covenant or provision in this Agreement which pursuant to Section 12.02 cannot be amended or modified without the consent of each Holder affected thereby.

SECTION 8.06  CONTROL BY MAJORITY

     The Holders of a majority in aggregate principal amount of the Outstanding Certificates of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on it by this Agreement in respect of the Certificates of such series. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Agreement, that is unduly prejudicial to the rights of the Holders so affected, or that would subject the Indenture Trustee to personal liability.

SECTION 8.07  LIMITATION ON SUITS BY HOLDERS

     A Holder of a Certificate of any series may pursue a remedy under this Agreement or thereunder only if:

          (1) the Holder gives to the Indenture Trustee written notice of a continuing Indenture Event of Default with respect to the Certificates of such series;

          (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Certificates of such series make a written request to the Indenture Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense to be, or which may be, incurred by the Indenture Trustee in pursuing the remedy;

          (4) the Indenture Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the Outstanding Certificates of such series do not give the Indenture Trustee a direction inconsistent with the request.

     A Holder of a Certificate of any series may not use this Agreement to prejudice the rights of another Holder of a Certificate of such series or to obtain a preference or priority over another Holder of a Certificate of such series.

SECTION 8.08  RIGHTS OF HOLDERS TO RECEIVE PAYMENT

     Notwithstanding any other provision of this Agreement, the right of any Holder of a Certificate of any series to receive payment of principal of, and Premium, if any, and interest on such Certificate on or after the respective due dates expressed in such Certificate, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 8.09  INDENTURE TRUSTEE MAY FILE PROOFS OF CLAIM

     The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Holders allowed in any judicial proceedings relating to any obligor on the Certificates, its creditors, or its property.

SECTION 8.10  UNDERTAKING FOR COSTS

     With respect to the Certificates of any series, all parties to this Agreement agree, and each Holder of any Certificate of any series by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 8.10 does not apply to a suit instituted by the Indenture Trustee, a suit instituted by a Holder for the enforcement of the payment of principal of, or Premium, if any, or interest on any Certificate owned by such Holder, on or after the respective due dates expressed in such Certificate, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of Outstanding Certificates of any series.

                                    ARTICLE 9

                                INDENTURE TRUSTEE

SECTION 9.01  DUTIES OF INDENTURE TRUSTEE

     (a) The Indenture Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (b) Subject to the provisions of Section 9.04, the Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may otherwise agree in writing with the Company. Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

     (c) The Indenture Trustee shall keep the Purchase Agreement confidential in accordance with the terms hereof and shall not disclose the same to any Person, except (A) to prospective and permitted transferees of the Indenture Trustee's interest who agree to hold such information confidential or such prospective transferee's counsel or special counsel, independent certified public accountants, independent insurance brokers or other similar agents who agree to hold such information confidential, (B) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including federal or state banking examiners, or (C) as may be necessary for purposes of enforcement of this

Agreement by the Indenture Trustee; PROVIDED that any and all disclosures of all or any part of the Purchase Agreement which are permitted by (C) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.

SECTION 9.02  RIGHTS OF INDENTURE TRUSTEE

     Subject to the provisions of Section 315 of the Trust Indenture Act:

          (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed and presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Indenture Trustee acts or refrains from acting, it may consult with counsel or require an Officer's Certificate or an Opinion of Counsel from the Company after which it will take such action or refrain from acting as it deems appropriate. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith and in accordance herewith in reliance on a resolution of the Board of Directors of the Company, the written advice of counsel acceptable to the Company and the Indenture Trustee, officer's certificates or opinions of counsel provided by the Company.

          (c) The Indenture Trustee may act with respect to the Certificates of any series through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care; PROVIDED that, so long as no Indenture Event of Default with respect to the Certificates of such series shall have occurred and be continuing, no such agents shall be appointed by the Indenture Trustee applicable to the Certificates of such series without the consent of the Company, which consent shall not be unreasonably withheld.

          (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

To the extent that the provisions of this Section 9.02 are inconsistent with the duties of the Indenture Trustee as required by Section 315 of the Trust Indenture Act, the requirements of such Section 315 shall prevail.

SECTION 9.03  INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE

     The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Company or an Affiliate of the Company or a subsidiary of the Company with the same rights it would have if it were not the Indenture Trustee. Any Agent may do the same with like rights. However, the Indenture Trustee is subject to Sections 9.09 and 9.11 hereof and Section 310(b) and 311 of the Trust Indenture Act.

SECTION 9.04  FUNDS MAY BE HELD BY INDENTURE TRUSTEE OR PAYING AGENT;
      INVESTMENTS

     (a) Any monies (including, without limitation, for purposes of this Subsection 9.04(a), any cash constituting the proceeds of the maturity, sale or other disposition of any Permitted Investment) held by the Indenture Trustee or the Paying Agent hereunder as part of the Indenture Estate applicable to the Certificates of any series, until paid out by the Indenture Trustee or the Paying Agent as herein provided, (i) subject to clause (ii) below, may be carried by the Indenture Trustee or the Paying Agent on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $100,000,000, and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such monies except as otherwise agreed in writing with the Company, or (ii) at any time and from time to time, so long as no Indenture Event of Default with respect to the Certificates of such series shall have occurred and be continuing, at the request of the Company shall, with financial institutions of the character described in Subsection 9.04(a)(i), be invested and reinvested in Permitted Investments of the character described in clause (i), (ii), (iii) or (v) of the definition thereof or in overnight federal funds of amounts on deposit in the Indenture Trustee's account at State Street Bank and Trust Company as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such Permitted Investments shall be held by the Indenture Trustee in trust as part of the Indenture Estate applicable to the Certificates of such series until so sold; PROVIDED that the Company shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no such Indenture Event of Default shall have occurred and be continuing, be entitled to receive from the Indenture Trustee, and the Indenture Trustee shall promptly pay to the Company, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If any such Indenture Event of Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of such Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Subsection (a).

     (b) At any time and from time to time, so long as no Indenture Event of Default applicable to the Certificates of any series shall have occurred and be continuing, the Indenture Trustee shall, at the request of the Company, invest and reinvest in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) any monies at the time on deposit with the Indenture Trustee as part of the Indenture Estate applicable to the Certificates of such series, and sell any Permitted Investments, in either case, at such prices, including accrued interest, as are set forth in such request, and such Permitted Investments shall be held by the Indenture Trustee in trust as part of such Indenture Estate until so sold; PROVIDED that the Company shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any Permitted Investment. Any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of such Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Subsection (b). Together with any such request for investment in, or sale or disposition of, any Permitted Investments, the Company shall furnish the Indenture Trustee with the following:

          (1) a certificate of an Appraiser as to the fair value of Permitted Investments to be sold or disposed of and stating that in the opinion of such Appraiser the proposed release of such Permitted Investments from the Lien of this Agreement will not impair the security under this Agreement in contravention of the provisions hereof, which Appraiser shall be Independent if the fair value of such Permitted Investments and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates required by paragraph (1) of subsection (d) of Section 314 of the Trust Indenture Act, is 10% or more of the aggregate principal amount of the Certificates of such series at the time Outstanding; and

          (2) a certificate of an Appraiser as to the fair value to the obligor of Permitted Investments to be purchased or invested in, which Appraiser shall be Independent if the fair value to the obligor of such Permitted Investments and all other securities made the basis of the withdrawal of cash constituting a part of such Indenture Estate or the release of property or securities subject to the Lien of this Agreement, as set forth in the certificates required by paragraph (2) of subsection (d) of
     Section 314 of the Trust Indenture Act, is 10% or more of the aggregate principal amount of the Certificates of such series at the time Outstanding.

SECTION 9.05  NOTICE OF DEFAULTS

     If an Indenture Event of Default with respect to the Certificates of any series occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee shall (i) promptly send written notice thereof to the Company and (ii) within 90 days after it occurs, mail to each Holder of a Certificate of such series notice of all such Indenture Events of Default which are not cured in the manner and to the extent provided in Section 13.02(c). Except in the case of a default in the payment of the principal of, Premium, if any, or interest on, the Certificates of any series, the Indenture Trustee shall be protected in withholding the notice required under clause (ii) above if and so long as the executive committee or trust committee of directors of the Indenture Trustee and/or Responsible Officers thereof in good faith determines that withholding such notice is in the interest of the Holders of the Certificates of such series. In addition, if on any day when the Indenture Trustee is required to make any payment on or in respect of the Certificates of any series of the character described in Section 8.01(a) and on such day does not or is unable to make the full amount of such payment, the Indenture Trustee shall on the next following Business Day give notice thereof to the Company, and if any other Indenture Default with respect to the Certificates of such series occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee shall promptly send written notice thereof to the Company.

SECTION 9.06  REPORTS BY INDENTURE TRUSTEE TO HOLDERS

     Within 60 days after May 15 of each year commencing with the year 199__, so long as any Certificates are Outstanding under this Agreement, the Indenture Trustee shall transmit to the Holders as provided in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by
Section 313(a) of the Trust Indenture Act.

SECTION 9.07  COMPENSATION AND INDEMNITY

     (a) The Company shall pay to the Indenture Trustee, from time to time, on demand, (i) reasonable compensation for its services with respect to the Certificates of such series, which compensation shall not be limited by any law on compensation of a trustee of an express trust, and (ii) reimbursement for all reasonable out-of-pocket expenses incurred by the Indenture Trustee in connection with the performance of its duties under this Agreement with respect to the Certificates of such series (including the reasonable compensation and expenses of the Indenture Trustee's counsel and any agent appointed in accordance with Section 9.02(c)).

     (b) The Company hereby agrees to indemnify the Indenture Trustee and each of its respective affiliates, directors, officers, agents, servants, successors and permitted assigns and each Holder of a Certificate of any series (each an "Indemnitee") against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein are consummated), any and all liabilities, obligations, losses, damages, claims, actions, suits, out-of-pocket costs, expenses and disbursements (collectively, "Expenses") imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of or which would not have occurred but for (A) this Agreement or any Certificate of any series (including any misrepresentations or breach of warranty of the Company contained herein or in any document or certificate delivered pursuant hereto and the breach by the Company of any covenant or agreement contained in this Agreement or in any Certificate of any series) or the enforcement of any of the terms of any thereof; (B) the manufacture, purchase, acceptance or rejection of the Airframe or any Engine; (C) the Aircraft (or any portion thereof) or any Engine installed on an airframe or any engine installed on the Airframe whether or not arising out of the finance, ownership, delivery, nondelivery, storage, lease, sublease, possession, use, nonuse, operation, maintenance, modification, alteration, condition, replacement, repair, substitution, sale, return or other disposition, registration, reregistration or airworthiness of the Aircraft, including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement; or
(D) the offer, sale or delivery of any series of Certificates, whether before or after the Delivery Date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended); PROVIDED that the foregoing indemnity shall not extend to any Expense to the extent attributable to (1) any representation or warranty by such Indemnitee in the Operative Documents being incorrect, or (2) the failure by such Indemnitee to perform or observe any agreement, covenant or condition in this Agreement, or (3) the willful misconduct or the negligence of such Indemnitee (other than negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft), or (4) a failure on the part of the Indenture Trustee to distribute in accordance with this Agreement any amounts received and distributable by it thereunder, or (5) other than during the continuation of an Indenture Event of Default, the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to this Agreement unless such amendments, supplements, waivers or consents (a) are requested by the Company or (b) are required pursuant to the terms of this Agreement (unless such requirement results from the actions of an Indemnitee), or (6) except to the extent fairly attributable to acts or events occurring prior thereto, acts or events which occur after the payment by the Company of all amounts payable by the Company pursuant hereto and pursuant to this Agreement, or (7)(A) a disposition by such Indemnitee (voluntary or involuntary) of all or any part of its interest in the Airframe or any Engine other than as contemplated or permitted by this Agreement, (B) a disposition (voluntary or involuntary) by such Indemnitee of all or any part of its interest in any Certificate, or (C) a disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents other than in each of (A), (B) and (C) during the continuance of an Indenture Event of Default, or (8) any and all Taxes other than as specifically indemnified in an Operative Document. The Indemnitee shall notify the Company promptly of any claim against it for which it may seek indemnity. The Company shall defend the claim and the Indemnitee shall cooperate in the defense. The Company need not pay for any settlement made without its consent.


     (c)  To secure the payment obligations of the Company pursuant to this
Section 9.07, the Indenture Trustee shall have a lien prior to the Holders of the Certificates of such series on all money or property held or collected by the Indenture Trustee in respect of the Certificates of such series, except that held in trust to pay the principal of, Premium, if any, and interest on, the Certificates of such series.

SECTION 9.08  REPLACEMENT OF INDENTURE TRUSTEE

     (a) The resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this
Section 9.08.

     (b) The Indenture Trustee may resign with respect to the Certificates of any series by giving at least 30 days' prior written notice to the Company. The Holders of a majority in aggregate principal amount of the Outstanding Certificates of such series may remove the Indenture Trustee with respect to the Certificates of such series by giving at least 30 days' prior written notice to the Indenture Trustee and the Company and may appoint a successor Indenture Trustee within 30 days from the giving of such notice for the Certificates of such series with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Indenture Trustee with respect to the Certificates of such series if:

          (1) the Indenture Trustee fails to comply with Section 9.10 (or, so long as ________________________________ shall be the Indenture Trustee, the requirement set forth in Section 9.10 hereof specifically applicable to ____________________________________________________________) and
     Section 310 of the Trust Indenture Act;

          (2)  the Indenture Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or public officer takes charge of the Indenture Trustee or its property; or

          (4)  the Indenture Trustee becomes incapable of acting.

     (c) If the Indenture Trustee resigns or is removed, or if a vacancy exists in the office of Indenture Trustee with respect to the Certificates of any series for any reason, and the Holders of Certificates of such series have not appointed a successor Indenture Trustee pursuant to Section 9.08(b), the Company shall promptly appoint a successor Indenture Trustee with respect to the Certificates of such series.

     (d) If a successor Indenture Trustee with respect to the Certificates of any series does not take office within 30 days after the retiring Indenture Trustee with respect to the Certificates of such series resigns or is removed, the retiring Indenture Trustee, the Company or the Holders of a majority in aggregate principal amount of the Outstanding Certificates of such series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to the Certificates of such series.

     (e) If the Indenture Trustee with respect to the Certificates of any series fails to comply with Section 9.10, any Holder of Certificates of such series may petition any court of competent jurisdiction for the removal of such Indenture Trustee and the appointment of a successor Indenture Trustee with respect to the Certificates of such series.

     (f) A successor Indenture Trustee with respect to the Certificates of any series shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and the Company. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee for which the successor Indenture Trustee is to be acting as Indenture Trustee under this Agreement. The retiring Indenture Trustee shall promptly transfer all property and all books and records relating to the administration of the Indenture Estate held by it as Indenture Trustee to the successor Indenture Trustee subject to the Lien with respect to the Certificates of such series provided for in Section 9.07. The

Company shall give notice of each appointment of a successor Indenture Trustee with respect to the Certificates of any series if there are Certificates of such series Outstanding, by mailing written notice of such event by first-class mail to the Holders of the Certificates of such series.

     (g)  All provisions of this Section 9.08 except subparagraphs (b)(1) and
(e) and the words "subject to the Lien with respect to the Certificates of such series provided for in Section 9.07" in subparagraph (f) shall apply also to any Paying Agent.

SECTION 9.09  SUCCESSOR INDENTURE TRUSTEE; AGENTS BY MERGER, ETC.

     If the Indenture Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Indenture Trustee or Agent, as the case may be.

SECTION 9.10  ELIGIBILITY; DISQUALIFICATION

     This Agreement shall at all times have an Indenture Trustee which shall be eligible to act as Trustee under Section 310(a) of the Trust Indenture Act and
(i) shall have a combined capital and surplus of at least $75,000,000 or
(ii) shall have a combined capital and surplus in excess of $5,000,000 (or, so long as _______________________________________________________________________
shall be the Indenture Trustee, $3,000,000) its obligations, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State or Territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000, and, in any case, shall be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial, or District of Columbia supervising or examining authority, then for the purposes of this Section 9.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

     In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 9.10, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

SECTION 9.11  TRUSTEE'S LIENS

     The Indenture Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full all liens ("Trustee's Liens") on the Indenture Estate applicable to the Certificates of each series which are either
(i) attributable to the Indenture Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Operative Documents applicable to the Certificates of such series, or (ii) which are attributable to the Indenture Trustee as trustee

                                       -65
hereunder or in its individual capacity and which arise out of acts or omissions which are not expressly contemplated by this Agreement or the Indenture Supplement applicable to the Certificates of such series.

SECTION 9.12  WITHHOLDING TAXES; INFORMATION

     The Indenture Trustee shall exclude and withhold from each distribution of principal of, Premium, if any, and interest on and other amounts due hereunder or under, the Certificates any and all withholding taxes applicable thereto as required by law (and such exclusions and withholdings shall constitute payment in respect of such Certificates). The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect to the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Certificates, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Certificate appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file under United States law.

                                  ARTICLE 10

                    SATISFACTION AND DISCHARGE; DEFEASANCE;
                           TERMINATION OF OBLIGATIONS

SECTION 10.01 SATISFACTION AND DISCHARGE OF AGREEMENT; DEFEASANCE; TERMINATION OF OBLIGATIONS

     Subject to Section 10.02, this Agreement shall cease to be of further effect with respect to the Certificates of such series, and the Company and the Indenture Trustee shall, except as herein provided, be deemed to have been discharged from their respective obligations with respect to the Certificates of such series (and the Indenture Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement in respect of the Certificates of such series), when

          (a) (i) all Certificates of such series theretofore executed and delivered (other than (A) Certificates of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or exchanged as provided in Section 2.07 and (B) Certificates of such series for the payment of which money held in trust hereunder has been paid and discharged from such trust, as provided in Section 7.01) have been delivered to the Indenture Trustee for cancellation; or

               (ii) all Certificates of such series not theretofore delivered to the Indenture Trustee for cancellation have become due and payable (whether upon stated

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

     maturity or as a result of redemption), or will become due and payable (including as a result of redemption in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit) at maturity within one year, and there has been deposited with the Indenture Trustee in trust for the purpose of paying and discharging the entire indebtedness on the Certificates of such series not theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, an amount sufficient to discharge such indebtedness, including the principal of, Premium, if any, and interest on the Certificates of such series to the date of such deposit (in the case of Certificates which have become due and payable), or to the maturity thereof, as the case may be; or

               (iii) (A) the company has deposited or caused to be deposited irrevocably (except as provided in Section 10.04) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Certificates of such series, (1) money in an amount, or (2) U.S. Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide (not later than one Business Day before the due date of any payment referred to below in this paragraph) money in an amount, or (3) a combination of money and U.S. Government Obligations referred to in the foregoing clause (2), sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge each installment of principal of, Premium, if any, and interest on, the Outstanding Certificates of such series on the dates such payments of principal, Premium or interest are due (including as a result of redemption in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit), and no Indenture Event of Default which would give rise to the operation of section 547 of the Bankruptcy Code shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date;

                    (B) such deposit will not result in a breach or violation of, or constitute an Indenture Default or Indenture Event of Default with respect to, the Certificates of such series or a default or event of default under any other agreement or instrument to which the Company is a party or by which it is bound;

                    (C) the Company has delivered to the Indenture Trustee a certificate of an Independent Appraiser stating the fair value to the Company of such U.S. Government Obligations and the fair value of all securities and property included in the Indenture Estate applicable to the Certificates of such series; and

                    (D) the Company has delivered to the Indenture Trustee an Opinion of Counsel to the effect that there has been published by the Internal Revenue Service a ruling to the effect that Holders of the Certificates of such series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise by the Company of its option under this Section 10.01(a)(iii) and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such option had not been exercised;

          (b) all other amounts then due and payable under the Certificates of such series have been paid; and

          (c) the Company has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of this Agreement contemplated by this Section 10.01 have been complied with.

SECTION 10.02  SURVIVAL OF CERTAIN OBLIGATIONS

     Notwithstanding the provisions of Section 10.01 as applicable to the Certificates of any series, the obligations of the Indenture Trustee contained in Sections 2.01 through 2.09, Section 7.01, Section 10.03 and Section 10.04, the rights, duties, immunities and privileges hereunder of the Indenture Trustee, and the obligations of the Company contained in Section 7.01 and
Section 9.07(b) shall survive.

SECTION 10.03  MONIES TO BE HELD IN TRUST

     All moneys and U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 10.01 in respect of the Certificates of any series shall be held in trust and applied by it, in accordance with the provisions of the Certificates of such series and this Agreement, to the payment, either directly or through any Paying Agent as the Indenture Trustee may determine, to the Holders of the Certificates of such series, of all sums due and to become due thereon for principal of, and Premium, if any, interest, but such money need not be segregated from other funds except to the extent required by law.

SECTION 10.04  MONIES TO BE RETURNED TO THE COMPANY

     The Indenture Trustee and any Paying Agent shall promptly pay or return to the Company upon request of the Company any money or U.S. Government Obligations held by them at any time that are not required for the payment of the amounts described above in Section 10.03 on the Certificates of such series for which money or U.S. Government Obligations have been deposited pursuant to
Section 10.01.

                                  ARTICLE 11

                ACTIONS TO BE TAKEN UPON TERMINATION OF INDENTURE

SECTION 11.01  ACTIONS TO BE TAKEN UPON TERMINATION OF INDENTURE

     Upon any of:

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

          (a) a redemption of the Certificates of such series pursuant to the Indenture Supplement related thereto and upon payment to the Indenture Trustee of an amount equal to the Redemption Price applicable to the Certificates of such series as at the applicable Redemption Date of all Outstanding Certificates of such series,

          (b) an Event of Loss suffered by the Airframe applicable to the Certificates of any series under circumstances where the Company does not exercise its option to substitute a replacement airframe therefor, and upon payment to the Indenture Trustee of an amount equal to the Redemption Price applicable to the Certificates of such series as at the applicable Redemption Date of all Outstanding Certificates of such series, or

          (c) the satisfaction, discharge, defeasance and termination of obligations under this Agreement in accordance with Section 10.01,

the Lien of this Agreement on the Indenture Estate applicable to the Certificates of such series shall terminate (except for the Lien on funds held by the Indenture Trustee to pay the Certificates of such series and the Lien on amounts due from the Company necessary to pay the Certificates of such series or the Indenture Trustee) and the Indenture Trustee shall execute such instruments as may be requested by the Company to evidence such termination.

                                  ARTICLE 12

                             AMENDMENTS AND WAIVERS

SECTION 12.01 AMENDMENTS TO THIS INDENTURE AND INDENTURE SUPPLEMENT WITHOUT CONSENT OF HOLDERS

     (a) The Company and the Indenture Trustee may enter into one or more agreements supplemental hereto and to the Indenture Supplement applicable to the Certificates of any series without consent of any Holder of the Certificates of such series for any of the following purposes:

          (1) to cure any ambiguity, defect or inconsistency herein, in such Indenture Supplement or in the Certificates of such series, or to make any change not inconsistent with the provisions hereof and of such Indenture Supplement; PROVIDED that such change does not adversely affect the interests of any Holder of Certificates of such series in any material respect;

          (2)  to evidence the succession of another corporation to the Company;

          (3) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Certificates of such series and to add to or change any of the provisions of this Indenture and such Indenture Supplement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

          (4) to establish the form or terms of Certificates of any series as permitted by Section 2.01;

          (5) to supplement any of the provisions of this Agreement to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Certificates pursuant to Section 10.01; PROVIDED that any such action shall not adversely affect the interests of the Holders of Certificates of such series or any other series of Certificates in any material respect;

          (6) to convey transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Holders of Certificates of such series;

          (7) to correct or amplify the description of any property at any time subject to the Lien of this Agreement or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Agreement or subject to the Lien of this Agreement the Airframe or Engines applicable to the Certificates of such series or airframe or engines substituted for such Airframe or Engines in accordance herewith;

          (8) to add to the covenants of the Company, for the benefit of the Holders of the Certificates of such series, or to surrender any rights or power herein conferred upon the Company;

          (9) to comply with any requirements of the SEC in connection with the qualification of this Agreement under the Trust Indenture Act;

          (10) to add to the rights of the Holders of Certificates of such series; and

          (11) to include on the Certificates of such series any legend as may be required by applicable law.

     (b) The Company and the Indenture Trustee may enter into one or more agreements supplemental hereto without the consent of any Holder of any series of Certificates for either of the following purposes:

          (1) to change or eliminate any of the provisions of this Indenture; PROVIDED that any such change or elimination shall become effective only when there is no Certificate Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

          (2) to close this Indenture with respect to the authentication and delivery of additional series of Certificates.

SECTION 12.02 AMENDMENTS TO THIS INDENTURE AND INDENTURE SUPPLEMENT WITH CONSENT OF HOLDERS

     (a) With the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Certificates of any series, the Company and the Indenture Trustee may enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Indenture, the Indenture Supplement applicable to the Certificates of such series or of any such supplemental agreements or to modify the rights of the Holders of the Certificates of such series; PROVIDED that, without the consent of each Holder of the Certificates of such series affected thereby, an amendment under this
Section 12.02 may not:

          (1) reduce the amount of principal of, or Premium, if any, or interest on, any Certificate of such series; or

          (2) change the date on which any amount of principal of, or Premium, if any, or interest on any Certificate of such series, is due or payable; or

          (3) create any Lien on the Indenture Estate applicable to the Certificates of such series prior to or PARI PASSU with the Lien thereon under this Agreement except such as are permitted hereby or thereby, or deprive any Holder of the Certificates of such series of the benefit of the Lien on such Indenture Estate created by this Agreement; or

          (4) reduce the percentage in principal amount of the Outstanding Certificates of such series, the consent of whose holders is required for any such supplemental agreement, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Agreement or of certain defaults hereunder or their consequences) provided for in this Agreement; or

          (5)  make any change in Sections 8.05, 8.08, or this Section 12.02(a).


     (b) It is not necessary under this Section 12.02 for the Holders to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

     (c) Promptly after the execution by the Company and the Indenture Trustee of any supplemental agreement pursuant to the provisions of this Section 12.02, the Company shall transmit by first-class mail a notice, setting forth in general terms the substance of such supplemental agreement, to all Holders of Certificates of such series, as the names and addresses of such Holders appear on the Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

     (d) A supplemental indenture which changes or eliminates any covenant or other provision of this Agreement which has expressly been included solely for the benefit of one or more particular series of Certificates, or which modifies the rights of the Holders of Certificates of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Agreement of the Holders of Certificates of any other series.

SECTION 12.03  COMPLIANCE WITH TRUST INDENTURE ACT

     Every amendment to this Agreement or the Certificates of any series shall be set forth in a supplemental agreement that complies with the Trust Indenture Act as then in effect.

SECTION 12.04  NOTATION ON OR EXCHANGE OF CERTIFICATES

     The Indenture Trustee may place an appropriate notation about an amendment or waiver on any Certificate thereafter executed. The Indenture Trustee in exchange for such Certificates may authenticate new Certificates that reflect the amendment or waiver.

SECTION 12.05  INDENTURE TRUSTEE PROTECTED

     The Indenture Trustee need not sign any supplemental agreement that adversely affects its rights.

                                  ARTICLE 13


                                  MISCELLANEOUS

SECTION 13.01  TRUST INDENTURE ACT CONTROLS

     This Agreement shall be governed by the provisions of the Trust Indenture Act of 1939, as amended, whether or not subject to the Trust Indenture Act pursuant to the provisions thereof except as provided in Section 9.04.

SECTION 13.02  NOTICES

     (a) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such notice shall be effective when delivered, or, if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Company, to:

          Alaska Airlines, Inc.
          19300 Pacific Highway South
          Seattle, Washington  98188
          Attention:  Vice President-Finance

          Facsimile:     (206) _________________

     if to the Indenture Trustee, to:

          ___________________________________
          ___________________________________

          __________________________________________________
          _____________
          ____________________Attention:  ________

          Facsimile:     (_____) _____________
          Telephone:     (_____) _____________

     (b) The Company and the Indenture Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (c) Any notice or communication to Holders of the Certificates shall be mailed by first-class mail to the addresses for such Holders shown on the Register kept by the Registrar. Failure so to mail a notice or communication to any Holder, or any defect in such notice or communication, shall not affect the sufficiency of any notice or communication to other Holders of the Certificates.

     (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it shall be conclusively presumed to have been duly given, whether or not the addressee receives it.

     (e) If the Company mails a notice or communication to the Holders, it shall mail a copy to the Indenture Trustee and to each paying Agent at the same time.

     (f) Notwithstanding the foregoing, all communications or notices to the Indenture Trustee shall be deemed to be given only when received by a Responsible Officer of the Indenture Trustee.

SECTION 13.03  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS

     Every Holder of Certificates, by receiving and holding the same, agrees with the Company and the Indenture Trustee that neither the Company nor the Indenture Trustee nor any agent of either of them shall be deemed to be in violation of any existing law, or of any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, by reason of the disclosure of any such information as to the names and addresses of the Holders of Certificates in accordance with
Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 312 of the Trust Indenture Act.

SECTION 13.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

     Upon any request or application by the Company to the Indenture Trustee to take any action under this Agreement, the Company shall furnish to the Indenture
Trustee:

          (1) a Certificate of a Responsible Company Officer stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 13.06  SEPARABILITY CLAUSE

     In case any provision of this Indenture or in any Certificate shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.07  NON-BUSINESS DAYS

     If a payment date with respect to the Certificates of any series is not a Business Day at a place of payment, payment may be made at such place on the next succeeding day that is such a Business Day, and no interest shall accrue for the intervening period.

SECTION 13.08  GOVERNING LAW

     THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ___________________.

SECTION 13.09  NO RECOURSE AGAINST OTHERS

     No director, officer, employee or stockholder, as such, of the Company, shall have any liability for any obligations of the Company, under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Certificate waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Certificates.

SECTION 13.10  EXECUTION IN COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

SECTION 13.11  ACTS OF HOLDERS

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders of the Outstanding Certificates of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Indenture Trustee and the Company and any agent of the Indenture Trustee or the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

     (c) The principal amount and serial numbers of Certificates of any series held by any Person, and date of holding the same, shall be proved by the Register. If the Company shall solicit from the Holders of Certificates of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders of the Certificates of such series entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders of the Certificates of such series generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of the Certificates of such series of record at the close of business on such record date shall be deemed to be Holders of the Certificates of such series for the purposes of determining whether Holders of the Certificates of such series of the requisite proportion of Outstanding Certificates of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Certificates of such series shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders of the Certificates of such series on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than eleven months after the record date.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate of any series shall bind every future Holder of the same Certificate of such series and the Holder of every Certificate of such series issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee, any Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 13.12  INITIAL TRANSFER OF A CERTIFICATE

     (a) Notwithstanding any provision hereof to the contrary, with respect to the Certificates of any series, the initial holder of the Certificates of any series agrees to transfer, assign and deliver its Certificates, and transfer and assign all rights of such initial holder under the Operative Documents (other than those that have accrued prior to the Transfer Date), to any transferee or transferees (collectively, the "Transferees") designated by the Company, on any date designated by the Company (the "Transfer Date"), in each case at least two Business Days prior to the Transfer Date against payment

          (1) from the Transferees of the then outstanding principal amount of such Certificates and

          (2) from the Company of the accrued and unpaid interest on such Certificates through the Transfer Date plus the amount of premium, if any, due to such initial holder as a result of the payments pursuant to clause (1) plus any other amount payable to such initial holder under the Operative Documents.

     (b) On or before the Transfer Date, the Company shall notify the Indenture Trustee of the terms of the Certificates including, without limitation, maturity, interest rate, Interest Payment Dates, Installment Payment Dates, whether such Certificate is a Serial Certificate or an Installment Certificate and any legends on such series of Certificates as may be agreed between the Company, the Indenture Trustee and the Transferee.

SECTION 13.13  BANKRUPTCY

     It is the intention of the parties that the Indenture Trustee shall be granted pursuant to this Indenture a "purchase-money equipment security interest," as the same is used in Section 1110 of the Bankruptcy Code, with respect to each Aircraft and as a consequence thereof the Indenture Trustee shall be entitled (on behalf of the Holders of the Certificates of the series with respect to such Aircraft) to the benefits of Section 1110 of the Bankruptcy Code with respect to the right to repossess such Aircraft as provided in this Indenture, and in any circumstances where more than one construction of the terms and conditions of this Indenture is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful.

     IN WITNESS WHEREOF, the Company and the Indenture Trustee have caused this Indenture to be fully executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                   ALASKA AIRLINES, INC.


                                   By:  ___________________________________
                                        Name:
                                        Title:

                                   ________________________________________
                                     ______________________________________
                                     , as Indenture Trustee


                                   By:  ___________________________________
                                        Name:
                                        Title:

                                                  Exhibit A-1 to Trust Indenture
                                                          and Security Agreement

                    FORM OF FACE OF INSTALLMENT CERTIFICATES

$_______________                                         No.____________________

                   199_ EQUIPMENT TRUST CERTIFICATE, SERIES __

                              ALASKA AIRLINES, INC.

                 ISSUED IN CONNECTION WITH AIRCRAFT N__________

         INTEREST RATE       MATURITY DATE           CUSIP
         -------------       -------------          ------

            ------          __________, ___           ----

     ALASKA AIRLINES, INC. (the "Company"), for value received, hereby promises to pay to ______________________________________ or registered assigns the principal sum of _______________________________________ Dollars in installments on each Installment Payment Date as set forth on the reverse hereof with the final installment due and payable on the Maturity Date specified above and to pay interest on the principal amount remaining unpaid from time to time at the rate per annum specified above from __________, 199__ or from the most recent date to which interest has been paid or duly provided for, semiannually, on _______________ and _______________ in each year, commencing __________, 199__, until the principal hereof is paid or made available for payment in full.

     The interest or Installment Payment Amount (other than that payable on the Maturity Date hereof) so payable and punctually paid or duly provided for, on the applicable Interest Payment Date or Installment Payment Date, as the case may be, will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest or Installment Payment Amount, which shall be the __________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date or Installment Payment Date, as the case may be. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a Special Record Date for the payment of such Defaulted Installment or Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Certificates of



                                      A-1-1
this series entitled thereto not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of, and Premium, if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest and Installment Payments Amounts (other than that payable on the Maturity Date hereof) may be made at the option of the Indenture Trustee or the Paying Agent by check mailed to the address of the Holder entitled thereto as such address shall appear on the Register.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Company by the manual or facsimile signature of an authorized officer of the Company, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

     This Certificate is one of the 199_ Equipment Trust Certificates, Series __ issued pursuant to the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        ALASKA AIRLINES, INC.
[Corporate Seal]
Attest:
____________________________            By_________________________________
[Title of Authorized Person]            Title:_____________________________
Issue Date:_________________



                                      A-1-2

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Certificates referred to in the within-mentioned Indenture.


                                        ___________________________________

                                          _________________________________
                                          ,
                                          as Indenture Trustee




                                        By _________________________________
                                           Authorized officer or signatory



                                      A-1-3

                   FORM OF REVERSE OF INSTALLMENT CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates issued and to be issued under the Indenture, designated as 199_ Equipment Trust Certificates, Series __.

     Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Company, the Indenture Trustee and the Holders of the Certificates of this series, and the terms upon which the Certificates of this series are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

     On each Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Percentage for such Installment Payment Date multiplied by the initial principal amount of this Certificate which is set forth on the face hereof.


        Installment Payment Date        Installment Payment Percentage
            __________, _____                        ___%
            __________, _____                        ___%
            __________, _____                        ___%
            __________, _____                        ___%

     As more fully provided in the Indenture, the Certificates of this series are subject to redemption, on not less than __ nor more than ___ days' notice by mail, under the circumstances set forth in the Indenture, at a Redemption Price equal to the unpaid principal amount thereof plus accrued interest thereon to the Redemption Date, plus, in certain of such circumstances, a Premium thereon.

     If an Indenture Event of Default applicable to the Certificates of this series shall occur and be continuing, the principal amount remaining unpaid of the Certificates of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon an Indenture Event of Default, the Indenture Trustee may exercise one or more of the remedies provided in the Indenture. Such remedies include the right to repossess and use or operate the Aircraft applicable to the Certificates of this series, to sell or relet such Aircraft free and clear of the Company's rights and retain the proceeds.

     The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.



                                      A-1-4

     The Company and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates of this series (except for certain matters, including obligations to register the transfer or exchange of Certificates of this series, replace stolen, lost or mutilated Certificates, maintain paying agencies and hold moneys for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Company deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, Premium, if any, and interest on the Outstanding Certificates of this series on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for federal income tax purposes.

     As provided in the Indenture and subject to certain limitations therein set forth, this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same series, maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Certificates of this series are issuable only as registered Certificates. The Certificates of this series are issuable in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Certificates of this series are exchangeable for a like aggregate principal amount of Certificates of the same series, maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

     No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Certificate, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Indenture Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.



                                      A-1-5

     AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF
____________________.


                                      A-1-6

                                                  Exhibit A-2 to Trust Indenture
                                                          and Security Agreement

                       FORM OF FACE OF SERIAL CERTIFICATES
$_______________                                                No. ____________

                   199_ EQUIPMENT TRUST CERTIFICATE, SERIES __

                              ALASKA AIRLINES, INC.

                    ISSUED IN CONNECTION WITH AIRCRAFT N_____

INTEREST RATE                 MATURITY DATE            CUSIP
- -------------                 -------------            -----
  ------                      ___________, ____        -----

     ALASKA AIRLINES, INC. (the "Company"), for value received, hereby promises to pay to ______________________________ or registered assigns the principal sum of __________________________ Dollars on the Maturity Date specified above and to pay interest thereon at the rate per annum specified above from __________, 199_ or from the most recent date to which interest has been paid or duly provided for, semiannually, on ________________ and ______________ in each year, commencing __________, 199_, until the principal hereof is paid or made available for payment.

     The interest so payable, and punctually paid or duly provided for, on the applicable Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest, which shall be the _____________ or _____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Certificates of this series entitled thereto not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of, and Premium, if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency

                                      A-2-1
maintained by the Indenture Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Indenture Trustee or the Paying Agent by check mailed to the address of the Holder entitled thereto as such address shall appear on the Register.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Company by the manual or facsimile signature of an authorized officer of the Company, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

     This Certificate is one of the 199_ Equipment Trust Certificates, Series __ issued pursuant to the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                             ALASKA AIRLINES, INC.
[Corporate Seal]                             .
Attest:


- ------------------------------               By ----------------------------
[Title of Authorized Person]                          Title:
Issue Date:


                                      A-2-2

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Indenture.
                                   _____________________________________
                                   _____________________________________
                                   , as
                                   Indenture Trustee



                                   By __________________________________
                                      Authorized Officer or Signatory


                                      A-2-3

                     FORM OF REVERSE OF SERIAL CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates issued and to be issued under the Indenture designated as 199_ Equipment Trust Certificates, Series __.

     Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Company, the Indenture Trustee and the Holders of the Certificates of this series, and the terms upon which the Certificates of this series are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

     As more fully provided in the Indenture, the Certificates of this series are subject to redemption, on not less than __ nor more than __ days' notice by mail, under the circumstances set forth in the Indenture, at a Redemption Price equal to the unpaid principal amount thereof, plus accrued interest thereon to the Redemption Date, plus, in certain of such circumstances, a Premium thereof.

     If an Indenture Event of Default applicable to the Certificates of this series shall occur and be continuing, the principal of the Certificates of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon an Indenture Event of Default, the Indenture Trustee may exercise one or more of the remedies provided in the Indenture. Such remedies include the right to repossess and use or operate the Aircraft applicable to the Certificates of this series, to sell or relet such Aircraft free and clear of the Company's rights and retain the proceeds.

     The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

     The Company and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates of this series (except for certain matters, including obligations to register the transfer or exchange of Certificates of this series, replace stolen, lost or mutilated Certificates, maintain paying agencies and hold moneys for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Company deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, Premium, if any, and interest on the Outstanding Certificates of this series on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the

                                      A-2-4
deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for federal income tax purposes.

     As provided in the Indenture and subject to certain limitations therein set forth, this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same series, maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Certificates of this series are issuable only as registered Certificates. The Certificates of this series are issuable in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Certificates of this series are exchangeable for a like aggregate principal amount of Certificates of the same series, maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

     No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Certificate, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Indenture Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.

     AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF
_______________.

                                      A-2-5

                                  SCHEDULE I
                                       TO
                               TRUST INDENTURE AND
                               SECURITY AGREEMENT

                        SCHEDULE OF COUNTRIES AUTHORIZED
                            FOR AIRCRAFT REGISTRATION


                        [Australia                Malaysia
                        Austria                   Malta
                        Bahamas                   Mexico
                        Belgium                   Netherlands
                        Brazil                    New Zealand
                        Canada                    Norway
                        Denmark                   People's Republic of China
                        Finland                   Philippines
                        France                    Portugal
                        Germany                   Republic of China (Taiwan)
                        Greece                    Singapore
                        Grenada                   South Korea
                        Iceland                   Spain
                        India                     Sweden
                        Indonesia                 Switzerland
                        Ireland                   Thailand
                        Italy                     Trinidad and Tobago
                        Jamaica                   Turkey
                        Japan                     United Kingdom
                        Luxembourg                Venezuela]

                                   SCHEDULE II
                                       TO
                               TRUST INDENTURE AND
                               SECURITY AGREEMENT

                        SCHEDULE OF COUNTRIES AUTHORIZED
                        FOR DOMICILE OF PERMITTED LESSEES


                        [Australia                Malaysia
                        Austria                   Malta
                        Bahamas                   Mexico
                        Belgium                   Netherlands
                        Brazil                    New Zealand
                        Canada                    Norway
                        Denmark                   People's Republic of China
                        Finland                   Philippines
                        France                    Portugal
                        Germany                   Republic of China (Taiwan)
                        Greece                    Singapore
                        Grenada                   South Korea
                        Iceland                   Spain
                        India                     Sweden
                        Indonesia                 Switzerland
                        Ireland                   Thailand
                        Italy                     Trinidad and Tobago
                        Jamaica                   Turkey
                        Japan                     United Kingdom
                        Luxembourg                Venezuela]